                            ASSET PURCHASE AGREEMENT



                                      among

                     PAD AND PAPER OF AMERICA LLC, as Buyer

                                       and

                          AMERICAN PAD & PAPER COMPANY,
                 AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.,
                            AP&P MANUFACTURING, INC.,
                            WR ACQUISITION, INC. and
              AMERICAN PAD & PAPER SALES COMPANY, INC., as Sellers



                           Dated as of August 2, 2000

                                TABLE OF CONTENTS
                                                                                                      Page
                                                                                                      ----
ARTICLE I      DEFINITIONS...............................................................................1

               Section 1.1.    Certain Defined Terms.....................................................1
               Section 1.2.    Other Definitional Provisions............................................11

ARTICLE II     THE ACQUISITION..........................................................................11

               Section 2.1.    Assets to be Conveyed Free and Clear of Encumbrances.....................11
               Section 2.2.    Purchase Price for Acquired Assets.......................................11
               Section 2.3.    Adjustment to Purchase Price.............................................11
               Section 2.4.    Liabilities Assumed by Buyer.............................................13
               Section 2.5.    Payment of Purchase Price for Acquired Assets............................14
               Section 2.6.    Further Assurances.......................................................15
               Section 2.7.    Closing..................................................................15

ARTICLE III    CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.....................................15

               Section 3.1.    Access...................................................................15
               Section 3.2.    Conduct of Business......................................................16
               Section 3.3.    Proration of Taxes.......................................................16
               Section 3.4.    Sales Taxes..............................................................17
               Section 3.5.    Treatment of Contracts...................................................17
               Section 3.6.    Filings, Consents and Approvals..........................................17
               Section 3.7.    Employee Matters.........................................................17
               Section 3.8.    Notice of Actions and Proceedings........................................18
               Section 3.9.    Purchase Price Allocation................................................19
               Section 3.10.   Bankruptcy Court Approval................................................19

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER.................................................20

               Section 4.1.    Organization and Good Standing...........................................20
               Section 4.2.    Authorization of Agreement...............................................21
               Section 4.3.    Ownership of Acquired Assets.............................................21
               Section 4.4.    Financial Condition......................................................21
               Section 4.5.    Real Property............................................................21
               Section 4.6.    Tangible Personal Property...............................................22
               Section 4.7.    Intellectual Property Rights.............................................22
               Section 4.8.    Pension and Employee Benefit Plans.......................................23
               Section 4.9.     Litigation..............................................................23
               Section 4.10.   Contracts................................................................23
               Section 4.11.   Compliance with Law, Permits.............................................23
               Section 4.12.   Labor and Employment Matters.............................................23


                                       i


               Section 4.13.   Environmental Matters....................................................24
               Section 4.14.   Retained Employees.......................................................25
               Section 4.15.   Brokers..................................................................25
               Section 4.16.   Accuracy of Statements...................................................25
               Section 4.17.   Net Inventory............................................................25
               Section 4.16.   Net Accounts Receivable..................................................25

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER..................................................26

               Section 5.1.    Organization and Corporate Authority.....................................26
               Section 5.2.    Agreement Not in Breach of Other Instruments.............................26
               Section 5.3.    No Proceedings or Litigation.............................................26

ARTICLE VI     CONDITIONS TO THE ACQUISITION............................................................27

               Section 6.1.    Conditions to Buyer's Obligations to Consummate the
                               Acquisition..............................................................27
               Section 6.2.    Conditions to the Obligation of Sellers to Consummate the
                               Acquisition..............................................................28

ARTICLE VII    AMENDMENT; TERMINATION; LIQUIDATED DAMAGES...............................................29

               Section 7.1.    Amendment................................................................29
               Section 7.2.    Termination..............................................................29
               Section 7.3.    Effect of Termination....................................................30
               Section 7.4.    Sellers' Liquidated Damages for Buyer Breach.............................31

ARTICLE VIII   BUYER PROTECTION AND SALE PROVISIONS.....................................................31

               Section 8.1.    Topping Fee..............................................................31
               Section 8.2.    Fiduciary Duty of Sellers................................................32
               Section 8.3.    Sale Hearing.............................................................32
               Section 8.4.    Non-Solicitation.........................................................32

ARTICLE X      MISCELLANEOUS............................................................................33

               Section 9.1.    Expenses.................................................................33
               Section 9.2.    Entire Agreement; Disclosures in Writing.................................33
               Section 9.3.    Counterparts.............................................................33
               Section 9.4.    Headings.................................................................33
               Section 9.5.    Notices..................................................................33
               Section 9.6.    Governing Law............................................................34
               Section 9.7.    Waiver of Jury Trial.....................................................34
               Section 9.8.    Non-Survival of Representations and Warranties...........................34
               Section 9.9.    Binding Effect; Assignment...............................................34
               Section 9.10.   Further Assurances.......................................................34


                                      ii


               Section 9.11.   Waivers and Amendments; Non-Contractual Remedies.........................34
               Section 9.12.   Public Announcements.....................................................35
               Section 9.13.   No Recordation...........................................................35
               Section 9.14.   Knowledge................................................................35

EXHIBIT(S)

A             Form of Bills of Sale and Assignment Agreements
B             Form of Officer's Certificate
C             Form of Transitional Services Agreement
D             Guaranty of Super American Tissue, Inc.
E             Form of Opinion of Counsel
F             Form of Interim Order
G             Form of Sale Order
H             Form of Cure Notice


SCHEDULES

1.1(d)        Fixed Assets
1.1(e)        Intellectual Property
1.1(g)        Assumed Liabilities
1.1(h)        Owned Real Property; Leased Real Property
2.2(a)        Prepaid Expenses
2.2(b)(i)     Accrued Expenses
2.3(c)        Example of Calculation of Net Current Assets
3.5           Assumed Contracts
3.7           Employee Information
4.2           Required Consents
4.4           Financial Statements
4.5           Condition of Real Property
4.6           Condition of Fixed Assets
4.8           Employee Benefit Plans
4.9           Litigation
4.10          Contracts
4.12          Labor and Employment Matters
4.13          Environmental Matters; Environmental Site Assessments
4.17          Taxes
4.19          Inventory Not on Real Property
9.14          Knowledge

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of August 2, 2000, is by and among PAD AND PAPER OF AMERICA LLC, a Delaware limited liability company ("BUYER"), American Pad & Paper Company, a Delaware corporation ("AP&P"), American Pad & Paper Company of Delaware, Inc., a Delaware corporation ("AP-DELAWARE"), AP&P Manufacturing, Inc., a Wisconsin corporation ("AP-MANUFACTURING"), WR Acquisition, Inc., a Delaware corporation ("WR") and American Pad & Paper Sales Company, Inc., a Delaware corporation (together with AP&P, AP-Delaware, AP-Manufacturing and WR, the "SELLERS").

                                    RECITALS:

         A. Sellers are debtors in Chapter 11 case numbers 00-00066 through 00-00072, jointly administered under case number 00-00066 (the "CASE") pending before the Court (as hereinafter defined).

         B. Sellers desire to sell, and Buyer desires to buy, the assets of Sellers' AMPAD and Continuous Forms divisions pursuant to the terms and conditions of this Agreement (the "ACQUISITION").

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN DEFINED TERMS. As used herein, each of the following terms shall have the meanings ascribed thereto below:

         "AP&P" shall have the meaning set forth in the Preamble.

         "AP-DELAWARE" shall have the meaning set forth in the Preamble.

         "AP-MANUFACTURING" shall have the meaning set forth in the Preamble.

         "ACCOUNTS RECEIVABLE" shall have the meaning set forth in the definition of Acquired Assets in Section 1.1.

         "ACCRUED EXPENSES" shall have the meaning set forth in the definition of Assumed Liabilities in Section 1.1.

         "ACQUIRED ASSETS" shall mean the following assets of Sellers used in the Business:

                  (a) All accounts receivable, notes and notes receivable, Freight Claims and other accounts receivable (excluding both (i) Vendor Rebates and (ii) OfficeMax Receivables) of the Business (the "ACCOUNTS RECEIVABLE") existing on the Closing Date;

                  (b) All inventories of raw material, work-in-process and finished goods reflected in the inventory records of Sellers (collectively, the "INVENTORY"), and stores, supplies and spare parts of the Business which exist on the Closing Date, whether located at the premises of the Business or elsewhere, including, without limitation, any inventory owned by the Business which is in transit or held by third parties on consignment;

                  (c) All office supplies, maintenance supplies and other similar items of the Business that exist on the Closing Date;

                  (d) The machinery, equipment, furniture, furnishings, and fixtures owned or leased by Sellers and used in the Business on the Closing Date (the "FIXED ASSETS"), whether or not fully depreciated on the books and records of the Business, including, without limitation, and subject to the items listed on SCHEDULE 1.1(d) attached hereto;

                  (e) All Intellectual Property, including, without limitation, and subject to the items listed on SCHEDULE 1.1(e) attached hereto;

                  (f) All Permits held by the Business to the extent such Permits are transferable to Buyer;

                  (g) All assignable warranty rights of the Business under express or implied warranties from the suppliers of the Business with respect to the Acquired Assets;

                  (h) the Owned Real Property and Leased Real Property, provided that Buyer may by prior written notice not less than 15 days prior to the Closing Date provide notice of the Buyer's intention to exclude the Holyoke property from the Acquired Assets without deduction from the Purchase Price;

                  (i)      the Assumed Contracts;

                  (j)      all goodwill associated with the Business;

                  (k) to the extent associated with the Business, copies of all files, books and records and other operating data, including computerized records and any associated software and documentation, including, without limitation, books and records relating to or containing production and operating data, manufacturing and quality control information, sales or marketing information, customer lists and information, vendor lists and information and personnel records;

                  (l) all prepaid expenses of the Business and deferred charges created in the Ordinary Course of Business (collectively, "PREPAID EXPENSES"); and

                  (m) all causes of action and legal claims, relating to (a) through (l), above, of any Seller against any third parties, including but not limited to, claims for manufacturer's or vendor's warranties with respect to the Acquired Assets or products liability related to the Acquired Assets, and claims related to the value, condition or title to the Acquired Assets (but specifically excluding all preferences, fraudulent conveyances and other similar rights arising under the Bankruptcy Code).

         "ACQUISITION" shall have the meaning set forth in the Recitals of this Agreement.

         "ACTION" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "AGREEMENT" shall mean this Agreement and all Schedules and Exhibits hereto, as each may be amended, supplemented or otherwise modified.

         "ASSUMED CONTRACTS" shall have the meaning set forth in Section 3.5.

         "ASSUMED LIABILITIES" shall mean (i) the obligations of Sellers under any Assumed Contracts to the extent relating to performance on or after the Closing Date, but expressly excluding all liabilities and obligations arising out of or in connection with any breach occurring prior to the Closing Date, regardless of when any such liability is asserted, except for the Cure Obligations, (ii) the cure obligations, if any, of Sellers under any Assumed Contracts required to be paid in order to assume any of such Contracts pursuant to Bankruptcy Code section 365 and pursuant to the Cure Notice or by Final Order of the Court (the "Cure Obligations"), (iii) liabilities in respect of accrued expenses as set forth on SCHEDULE 2.2(b)(i) hereto, including, without limitation, vacation liabilities (as listed on such Schedule) relating to the Retained Employees incurred by Sellers ("ACCRUED EXPENSES"), (iv) the Customer Rebates (v) the IRB (if assumed by Buyer), and (vi) the other Liabilities listed on SCHEDULE 1.1(g) hereto.

         "ATI" shall have the meaning set forth in Section 3.7.

         "BANKRUPTCY CODE" shall mean title 11 of the United States Code, Sections-101, ET SEQ., as amended and in effect on the Petition Date.

         "BUSINESS" shall mean the business and operations of Sellers' AMPAD and Continuous Forms divisions, as currently conducted by Sellers.

         "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law to close.

         "BUYER" shall have the meaning set forth in the Preamble.

         "BUYER PROTECTION PROVISIONS" shall mean the terms and provisions of
Section 3.10 and Section 8.1 herein.

         "BUYER TERMINATION FEE" shall mean Five Hundred Thousand Dollars ($500,000.00).

         "CASE" shall have the meaning set forth in the Recitals to this Agreement.

         "CLOSING" shall have the meaning set forth in Section 2.7.

         "CLOSING DATE" shall have the meaning set forth in Section 2.7.

         "COMPETITIVE TRANSACTION" shall have the meaning set forth in
Section 8.4.

         "CONSENTS" shall have the meaning set forth in Section 4.2.

         "CONTRACTS" shall mean all contracts, agreements, indentures, notes, bonds, loans, instruments, leases, sub-leases, deeds of trust, conditional sales contracts, mortgages, franchises, licenses, commitments or other binding arrangements relating to the Business, currently in effect, to which any of Sellers is a party or by which the Acquired Assets are bound.

         "COURT" shall mean the United States District Court for the District of Delaware having jurisdiction over the Case and, to the extent of any reference under section 157, title 28, United States Code, the unit of such District Court constituted under section 151, title 28, United States Code.

         "CURE NOTICE" shall mean a notice, in form and substance reasonably satisfactory to Buyer and Sellers and attached as EXHIBIT H hereto, informing non-Seller parties to Assumed Contracts that their respective contract or lease is being assumed and assigned pursuant to this Agreement and reflecting the amount, if any, necessary to cure defaults under the contract or lease to comply with Section 365 of the Bankruptcy Code (as reflected in the Sellers' books and records).

         "CURE OBLIGATIONS" shall have the meaning set forth in the definition of Assumed Liabilities in Section 1.1.

         "CUSTOMER REBATES" shall mean program credits or program allowances against amounts owed to the Sellers by customers of the Business, incurred in the Ordinary Course of Business after January 1, 2000, determined in a manner consistent with the Financial Statements. The term "Customer Rebates" shall exclude all Customer Rebates of the Business that are relating to OfficeMax Inc. or any subsidiaries or affiliates thereof.

         "DOLLARS" and "$" shall mean lawful currency of the United States of America.

         "EMPLOYEE BENEFIT PLAN" shall mean each ERISA Plan and each other pension, profit sharing, retirement, bonus, deferred compensation, severance pay or insurance plan for officers or employees, which currently is established, maintained, contributed to or legally obligated to be contributed to by Sellers for the Business.

         "ENCUMBRANCE" shall mean any Lien, claim, option, leasehold interest, right of way, option, restriction or other right of any person or entity of any kind or any nature whatsoever including, without limitation, claims for successor liabilities other than Assumed Liabilities.

         "ENVIRONMENT" shall mean any indoor or outdoor ambient air, surface water, ground water, drinking water, building surface, material surface, land surface or subsurface strata.

         "ENVIRONMENTAL LAWS" shall mean any Regulation, Order, settlement agreement or Governmental Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, including, without limitation, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USCA 9601, et. Seq.), as amended, the Superfund Amendments and Reauthorization Act of 1986 (Act of October 17, 1986, Pub. L. No. 99-499 (100 Stat. 1613)), as
amended, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, the Clean Water Act, the
Clean Air Act, the Toxic Substances Control Act, the Pulp & Paper Cluster
Rules (63 FR 18504-18751), the Occupational Safety and Health Act, any so-called "Superfund" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local statutes relating or applicable to pollution or protection of human health or the Environment, including, without limitation, any of the foregoing relating or applicable to emissions, discharges, spills, Releases or threatened Releases of any Hazardous Materials into the Environment, or human or natural resource exposure to any Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

         "ENVIRONMENTAL LIABILITIES" shall mean any known liability or obligation, including, without limitation, liability for investigatory costs, oversight costs, remediation and cleanup costs, governmental or private response costs and cost recovery actions, natural resource damages, property damages, personal injuries, consequential economic damages, administrative, civil or criminal penalties or forfeitures, and attorneys' fees or other costs of defending an Action asserting liability under any Environmental Law.

         "ENVIRONMENTAL SITE ASSESSMENTS" means the environmental site assessments listed on SCHEDULE 4.13 hereto, copies of which have previously been provided to Buyer.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA PENSION PLAN" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA.

         "ERISA PLAN" shall mean an ERISA Pension Plan or an ERISA Welfare Plan.

         "ERISA WELFARE PLAN" shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA.

         "ESTATE" shall mean the estate created in the Case.

         "EXCLUDED ASSETS" shall mean any and all assets of Sellers not included herein as Acquired Assets or any other assets excluded by mutual agreement of the parties. For the avoidance of doubt, the term "Excluded Assets" shall include Vendor Rebates as well as OfficeMax Receivables which shall be retained by Sellers.

         "EXCLUDED LIABILITIES" shall mean any and all liabilities or obligations of Sellers of any kind or nature, other than the Assumed Liabilities, whether known or unknown, fixed or contingent, recorded or unrecorded, and whether arising before or after the Closing, including, but not limited to those Liabilities specifically set forth in Section 2.4.

         "EXPENSE REIMBURSEMENT" shall mean an amount up to One Million Five Hundred Thousand Dollars ($1,500,000.00) to reimburse Buyer for any and all of its out-of-pocket costs and expenses (including reasonable, documented legal, accounting, and other consultant fees and expenses) incurred in connection with the Transactions, which shall be paid by Sellers to Buyer under the circumstances set forth in Section 8.1.

         "FINAL ORDER" shall mean (i) an order of the Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; PROVIDED, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.4.

         "FINANCING COMMITMENT" shall mean either (a) a letter, in form and substance reasonably satisfactory to Sellers, addressed by a reputable financial institution to Buyer whereby such financial institution commits to provide the funds required to consummate the Transactions or (b) evidence, that is reasonably satisfactory to Sellers, of Buyer's willingness and ability to provide the funds required to consummate the Transactions; in either case subject only to obtaining an order of the Court authorizing the Transactions.

         "FIXED ASSETS" shall have the meaning set forth in the definition of Acquired Assets in Section 1.1.

         "FREIGHT CLAIMS" shall mean shall mean claims, of the Business, for reimbursement made upon freight carriers for shipments that are lost or damaged in transit.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States, consistently applied.

         "GOVERNMENTAL APPROVALS" shall mean the consents, approvals, authorizations and other requirements prescribed by any Law which must be obtained or satisfied by Sellers or Buyer and which are necessary for the execution and delivery by Sellers of this Agreement and the Transaction Documents or for the consummation of any of the Transactions in accordance with the terms of this Agreement and the Transaction Documents.

         "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign federal, state, county, parish, municipal or other local court, agency, department, legislative body, commission, council, board or other administrative or governmental body.

         "HAZARDOUS MATERIALS" shall mean any substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous substance," "toxic substance," "pollutant," "contaminant" or "solid waste" under any Environmental Law, provided, however, that "Hazardous Materials" shall not include materials that are used in the day-to-day operation of any Owned Real Property or Leased Real property such as cleaning agents, petroleum products, or other products that are (a) stored and used in accordance with Environmental Laws, (b) not in excess of levels or amounts necessary for the routine operation of any Owned Real Property or Leased Real Property, (c) in amounts not in excess or violative of Environmental Laws, or (d) used in accordance with the label requirements for such materials.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INDEPENDENT ACCOUNTANTS" shall have the meaning set forth in
Section 2.4(d).

         "INTELLECTUAL PROPERTY" shall mean all (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (b) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (g) other proprietary rights relating to any of the foregoing; and
(h) copies and tangible embodiments thereof.

         "INTERIM ORDER" shall mean an Order of the Court, in form and substance reasonably satisfactory to Buyer and Sellers and attached as EXHIBIT F hereto, which, among other things, contains the provisions described in Section 3.10(c).

         "INVENTORY" shall have the meaning set forth in the definition of Acquired Assets in Section 1.1.

         "IRB" shall mean the $5,200,000 Industrial Development Board of the City of Morristown, Tennessee Industrial Development Revenue Bonds (Williamhouse-Regency of Delaware, Inc. Project) Series 1995 which, in the Buyer's sole discretion, may be assumed by the Buyer.

         "LAW" shall mean any statute, law (including common law), rule, regulation, ordinance, order, decree, ruling, Permit, authorization, action, restriction, requirement or policy of any Governmental Authority (each as may be in effect from time to time).

         "LEASED REAL PROPERTY" shall mean the real property leased by Sellers for use in the Business, including, without limitation, the leases listed on
SCHEDULE 1.1(h) hereto.

         "LIABILITY" shall mean any debt, liability or obligation, whether accrued, contingent, disputed, undisputed, secured, unsecured, liquidated, unliquidated, matured or unmatured.

         "LIEN" shall mean a charge against or interest in property to secure payment of a debt or performance of a liability, whether granted voluntarily or involuntarily, including without limitation, any security interest, pledge, mortgage or charge.

         "MATERIAL ADVERSE EFFECT" shall mean any condition, change or event that, individually or in the aggregate, could reasonably be expected to materially and adversely affect the Acquired Assets, operations or financial condition of the Business taken as a whole.

         "MINIMUM INCREMENTAL BID AMOUNT" shall have the meaning set forth in the Interim Order.

         "NET ACCOUNTS RECEIVABLE" shall mean Accounts Receivable less a reserve for doubtful accounts.

         "NET CURRENT ASSETS" shall have the meaning set forth in
Section 2.3(b).

         "NET INVENTORY" shall mean Inventory less reserves for excess and obsolete inventory.

         "OFFICEMAX RECEIVABLES" shall mean all Accounts Receivable of the Business that are owing from OfficeMax Inc. or any subsidiaries or affiliates thereof.

         "ORDER" shall mean any order, writ, judgment, injunction, decree, determination or award of a Governmental Authority.

         "ORDINARY COURSE OF BUSINESS" shall mean, the ordinary course of business of Sellers consistent with past custom and practice.

         "OUTSIDE DATE" shall have the meaning set forth in Section 7.2(h)(A).

         "OWNED REAL PROPERTY" shall mean real property and interests in the real property listed on SCHEDULE 1.1(h) attached hereto, including, without limitation, buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto, together with all servitudes, easements, rights of way and other real property rights related thereto.

         "PERMITS" shall mean all permits, licenses, certificates, franchises and other authorizations, consents and approvals of any Governmental Authority.

         "PERMITTED ENCUMBRANCES" shall mean (a) statutory Encumbrances not yet delinquent other than under Environmental Laws; (b) such imperfections or irregularities of title or Encumbrances as do not materially detract from or interfere with the present use of any of the Owned Real Property or Acquired Assets subject thereto or affected thereby, otherwise impair present business operations at such Real Property or Acquired Assets, or do not detract from the value of such Real Property or Acquired Assets; (c) the rights of customers of Sellers with respect to inventory or work in progress under orders or contracts entered into by Sellers in the

Ordinary Course of Business; (d) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Encumbrances arising in the Ordinary Course of Business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Encumbrance; (e) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the Ordinary Course of Business; and
(f) Permitted Liens, if any.

         "PERMITTED LIENS" shall mean any Liens which secure any Assumed Liabilities.

         "PERSON" shall mean any natural person, corporation, partnership, firm, joint venture, association, joint-stock, trust, unincorporated organization, governmental or regulatory body or other entity.

         "PETITION DATE" shall mean January 10, 2000, the date on which the Case was commenced in the Court.

         "PRELIMINARY ASSUMED CONTRACTS" shall have the meaning set forth in
Section 3.5(b).

         "PRELIMINARY STATEMENT" shall have the meaning set forth in
Section 2.3(b).

         "PREPAID EXPENSES" shall have the meaning set forth in the definition of Acquired Assets in Section 1.1.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

         "QUALIFIED BID" shall have the meaning set forth in the Interim Order.

         "QUALIFIED BIDDER" shall have the meaning set forth in the Interim
Order.

         "REAL PROPERTY" shall mean the Leased Real Property and the Owned Real Property.

         "REJECTED CONTRACTS" shall have the meaning set forth in Section 3.5.

         "RELEASE" shall mean any spilling, leaking, leaching, pumping, pouring, emitting, emptying, placing, discharging, injecting, escaping, dumping or disposing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVES" shall mean, with respect to any party, the directors, officers, employees, representatives or agents of such party or its Affiliates and its accountants, legal counsel, and financial advisors.

         "RETAINED EMPLOYEES" shall have the meaning set forth in Section 3.7.

         "SALE ORDER" shall mean a Final Order of the Court, in form and substance reasonably acceptable to Buyer and Sellers and attached as EXHIBIT G hereto, which, among other things, contains the provisions described in Section 3.10.

         "SELLERS" shall have the meaning set forth in the Preamble.

         "TARGET AMOUNT" shall mean Seventy Six Million Four Hundred Twenty One Thousand Dollars ($76,421,000.00).

         "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

         "TAX RETURNS" shall mean federal, state, foreign and local tax reports, returns, information returns, declarations, claims for refund and other documents, including any schedules or attachments, and any amendments to any of the foregoing.

         "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and any interest and penalties imposed with respect to the filing, obligation to file or failure to file any Tax return, and shall include any transferee liability in respect of Taxes. Taxes as used herein shall not include any obligation to pay or reimburse a lessor under a lease for taxes on leased property.

         "TERMINATION DATE" shall have the meaning set forth in Section 7.2.

         "THIRD PERSON" shall have the meaning set forth in Section 8.4.

         "TOPPING FEE" shall have the meaning set forth in Section 8.1.

         "TRANSACTION DOCUMENTS" shall mean the contracts, agreements, documents and instruments contemplated to be entered into by the terms of this Agreement.

         "TRANSACTIONS" shall mean the Acquisition and related transactions contemplated by this Agreement or the Transaction Documents.

         "TRANSFER DOCUMENTS" shall have the meaning set forth in Section 3.11.

         "TRANSFER TAXES" shall have the meaning set forth in Section 3.11.

         "TRANSITIONAL SERVICES AGREEMENT" shall mean that certain Transitional Services Agreement, dated as of the Closing Date, by and among the Buyer and the Sellers, in form and substance reasonably acceptable to Buyer and Sellers and attached as EXHIBIT C hereto.

         "VENDOR REBATES" shall mean monies due to the Business arising from agreements with its vendors which provide for the payment or credit of money based upon, (a) volumes purchased within defined time periods, (b) a percentage of the invoice price regardless of volumes purchased, or (c) a fixed dollar amount regardless of volumes purchased.

         "WR" shall have the meaning set forth in the Preamble.

         SECTION 1.2  OTHER DEFINITIONAL PROVISIONS.

         (a) The words "hereof," "hereto," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to Sections, Schedules and Exhibits shall be construed as references to Sections, Schedules and Exhibits of this Agreement unless the context otherwise requires.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References to "Sellers" shall in cases of representations, warranties and other matters involving performance hereunder, include the Sellers both collectively and individually, unless the context clearly indicates otherwise.

                                   ARTICLE II

                                 THE ACQUISITION

         SECTION 2.1. ASSETS TO BE CONVEYED FREE AND CLEAR OF ENCUMBRANCES. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Sellers shall convey, transfer, assign, sell and deliver to Buyer and/or its designees, and Buyer and/or its designees shall acquire, accept and purchase, all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Sellers shall not transfer to Buyer, and Buyer is not purchasing hereunder, the Excluded Assets.

         SECTION 2.2. PURCHASE PRICE FOR ACQUIRED ASSETS. The purchase price for the Acquired Assets (the "PURCHASE PRICE") is Sixty Seven Million One Hundred Fifteen Thousand Dollars ($67,115,000.00):

         (a) PLUS the total amount of Prepaid Expenses (as set forth on Schedule 2.2(a)) as of the Closing Date;

         (b) LESS the following amounts:

                  (i) the total amount of Accrued Expenses (as set forth on Schedule 2.2(b)(i)) as of the Closing Date; and

                  (ii) if assumed by the Buyer, the unpaid principal balance and accrued interest with respect to the IRB as of the Closing Date.

         SECTION 2.3. ADJUSTMENT TO PURCHASE PRICE. The Purchase Price shall be subject to adjustment after the Closing in accordance with the following procedure:

         (a) On the Closing Date, Sellers and Buyer will jointly conduct a physical count of the Inventory.

         (b) Promptly after the Closing Date, Sellers, with the assistance and cooperation of personnel of the Business employed by the Buyer after the Closing Date, will prepare and present to Buyer a statement in reasonable detail of Net Current Assets (as hereinafter defined) as of the Closing Date (the "PRELIMINARY STATEMENT") in the manner set forth on Schedule 2.3(c), with the understanding that the comparison set forth on Schedule 2.3(c) assumes a June 30, 2000 Closing Date. The Preliminary Statement shall be delivered to Buyer no later than 15 days after the Closing Date. Representatives of Buyer shall be entitled to observe and review the preparation of the Preliminary Statement to whatever extent Buyer may reasonably elect. "NET CURRENT ASSETS" shall mean the sum of Net Accounts Receivable (less Customer Rebates) and Net Inventory, as determined in a manner consistent with the Financial Statements.

         (c) Buyer and its accountants shall have the right to review the work papers of Sellers utilized in preparing the Preliminary Statement and shall have full access to the books, records, properties and personnel of Sellers for purposes of verifying the accuracy and fairness of the presentation of Net Current Assets in the Preliminary Statement. The Preliminary Statement shall be binding on Buyer and Sellers, unless Buyer presents to Sellers written notice of disagreement within 15 days after receipt of the Preliminary Statement specifying in reasonable detail the nature and extent of the disagreement.

         (d) If Buyer and Sellers are unable to resolve any such disagreement within 15 days after Sellers receive notice of such disagreement, the disagreement shall be referred for final determination to Deloitte & Touche or if Deloitte & Touche is unable or unwilling to make such final determination, to such other independent accounting firm as the parties shall mutually designate. The accounting firm so designated to make the final determination is hereinafter referred to as the "INDEPENDENT ACCOUNTANTS."

         (e) Net Current Assets shall be deemed to have been finally determined upon the first to occur of (i) acceptance of the Preliminary Statement, (ii) Buyer's failure to object thereto within 15 days of receipt thereof, or (iii) absent manifest error, notification by the Independent Accountants of their final determination thereof.

         (f) If Net Current Assets, as finally determined, is less than the Target Amount, the Purchase Price shall be deemed reduced by such difference. The amount of any reduction in the Purchase Price shall be refunded by Sellers to Buyer within 10 days after such final determination by wire transfer of immediately available funds to an account designated by Buyer. Such refund will be (i) payable from proceeds of the Closing of sale of the Acquired Assets before any other expenses or claims are paid, regardless or priority, and (ii) as a means of additional protection, shall have superpriority administrative expense status in the Cases pursuant to Section 507(b) of the Bankruptcy Code, senior to all other superpriority administrative expense claims. If Net Current Assets, as finally determined, is more than the Target Amount, the Purchase Price shall be deemed increased by such excess. The amount of any increase in the Purchase Price shall be paid to Sellers by Buyer within 10 days after such final determination by wire transfer of immediately available funds to an account designated by Sellers.

         (g) The parties acknowledge and agree that Schedule 2.3(c) (including attachments (A) through (G) thereto) (i) sets forth an example of how Net Current Assets shall be calculated and (ii) assuming the amounts set forth on
Schedule 2.3(c) (including attachments (A) through (G) thereto) were the amounts used on June 30, 2000, represents the amount that would have been remitted to Buyer had the Closing Date been June 30, 2000.

         (h) The fees and disbursements of the accountants of Buyer shall be paid by Buyer. The fees and disbursements of Sellers' accountants shall be paid by Sellers. The fees and disbursements of the Independent Accountants shall be borne equally, one-half by Sellers and one-half by Buyer.

         SECTION 2.4. LIABILITIES ASSUMED BY BUYER. As further consideration for consummation of the Transactions, at the Closing, Buyer shall assume and agree to thereafter pay when due and discharge the Assumed Liabilities. Buyer shall not assume nor be liable for any Liabilities of Sellers other than the Assumed Liabilities. Buyer is not a successor to Seller. Except as to the Assumed Liabilities, none of Buyer, Buyer's Representatives or its or their Affiliates shall have any liability for claims against Sellers (whether or not currently known) as a result of Buyer's purchase of the Acquired Assets or the consummation of the Transactions hereunder. The Sale Order shall provide that Buyer shall not assume or be liable for any Liabilities of Sellers other than the Assumed Liabilities. Unless otherwise expressly agreed, the Assumed Liabilities shall exclude, and Buyer shall not by this Agreement be deemed to assume or to become responsible for or subject to any liability of any of Sellers, or otherwise in respect of the Business or the Acquired Assets, of any nature, including, without limitation, the following (collectively, the "EXCLUDED LIABILITIES"):

                  (a) any Liability for Taxes, incurred or suffered by Sellers in the conduct of, or relating to, the Business or the Acquired Assets prior to Closing or incurred by Sellers with respect to any of the transactions contemplated hereby;

                  (b) any Liability, whether civil or criminal in nature, arising out of any actual or alleged violations by Sellers which occurred, or which are alleged to have occurred, prior to Closing, or by any previous owner of any of the Acquired Assets, of any Regulation or Order;

                  (c) any Liability arising under any contract or agreement other than the Assumed Contracts;

                  (d) any Liability of Sellers under unsatisfied purchase obligations;

                  (e) any Liability of Sellers for any refunds, rebates (other than Customer Rebates), discounts or other such sums, whether falling due before or after the Closing Date;

                  (f) any Liability of Sellers including, without limitation, inter-company interest payable and accounts payable or any liabilities owed by Sellers to any shareholder, investor, member, partner, equity participant or other Person having an interest in any of Sellers;

                  (g) any Liability of Sellers for legal, accounting and other professional services rendered to Sellers;

                  (h) any Liability of Sellers sought to be imposed upon Buyer or arising out of any claim to the extent based upon an event occurring, or a claim arising, (i) prior to Closing or (ii) against Buyer as a successor to Sellers or the Business for matters occurring prior to the Closing under any successor liability or similar theory of recovery;

                  (i) any Liability relating to the Acquired Assets incurred prior to the Closing, including, without limitation, any accounts payable or other current Liabilities of Sellers and any other Liabilities of Sellers incurred in connection with its efforts to consummate the transactions contemplated hereby;

                  (j) any Liability of Sellers arising out of indebtedness for borrowed money or otherwise other than the IRB (if assumed by Buyer);

                  (k) any Liability relating to services rendered by, or under any Law or agreement applicable to any Person, including, without limitation, pension, termination, or severance liabilities of Sellers arising from or under any collective bargaining, union or other employee association agreement or any individual or group, sick pay, severance, termination, survivor's benefits, bonus, deferred compensation, profit sharing, stock option or purchase or other employees' benefit plan, arrangement or policy and all Liabilities of Sellers under Sellers' pension or retirement or similar plan, including, but not limited to, all unfunded past service Liabilities, all liabilities with respect to current contributions and all liabilities that will become due upon the complete or partial termination of Sellers' pension or retirement or similar plans, including all Liabilities for termination or severance required under any federal or state act or law;

                  (l) any obligation of Sellers to indemnify any person by reason of the fact that such person was a director, officer, employee, or agent of Sellers or was serving at the request of Sellers as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter documents, bylaw, agreement or otherwise);


                  (m) any Environmental Liabilities or any liability, whether known or unknown, for any cost associated with remediation, removal, response, corrective action, abatement, clean-up, investigative or monitoring costs, damages, penalties, fines, obligations and any claims for personal injury or damage to property related to or arising out of the generation and, transportation, storage or Release or disposal of waste or other chemicals or materials (including any Hazardous Materials) any petroleum products associated with the Real Property, the Business, the Acquired Assets or the Sellers with regard to any other property, during or prior to Sellers' ownership, use or operation of the Real Property, the Business or the Acquired Assets; and

                  (n) any other Liability of, or relating to, Sellers, the Acquired Assets, or the Business as of the time immediately prior to the Closing.

         SECTION 2.5. PAYMENT OF PURCHASE PRICE FOR ACQUIRED ASSETS. At the Closing, Buyer shall pay the Purchase Price to Sellers by wire transfer to an account designated in writing five (5) days prior to Closing by Sellers to Buyer.

         SECTION 2.6. FURTHER ASSURANCES. From time to time after the Closing, Sellers will execute and deliver or will cause to be executed and delivered to Buyer such instruments of sale, transfer, conveyance, assignment, assumption and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer's Representatives in order to vest in Buyer all right, title and interest of Sellers in and to the Acquired Assets and otherwise in order to carry out the purposes and intent of this Agreement and the Transaction Documents.

         SECTION 2.7. CLOSING. The closing of the Transactions (the "CLOSING") shall, unless another date, time or place is agreed to in writing by the parties hereto, take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 at 10:00 a.m. local time, as soon as practical after the waiver or satisfaction of all conditions set forth herein, but in no event later than September 30, 2000 (such date, or such other date as is agreed to in writing by the parties hereto, is referred to herein as the "CLOSING DATE").

                                   ARTICLE III

              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

         SECTION 3.1.  ACCESS.

         (a) From the date hereof to the Closing Date, Sellers shall, and shall cause Sellers' Representatives to, provide Buyer and Buyer's Representatives reasonable access to Sellers' Representatives related to the Business, and the properties, offices and other facilities of the Business during normal business hours and in a manner not unreasonably disruptive to the operation of the Business and to all books and records of the Business (including, without limitation, Sellers' reasonable efforts to provide reasonable access to the outside auditors of the Business and their work papers), and shall furnish to Buyer all financial and operating data and other information regarding the Business and the Acquired Assets that Buyer may from time to time reasonably request, to the extent such information is in the possession of Sellers. All information provided by Sellers to Buyer or Buyer's Representatives or obtained by Buyer or Buyer's Representatives relating to the Business in the course of Buyer's review, including without limitation, the Environmental Site Assessments, shall be treated as confidential information by Buyer and Buyer shall instruct all of its Representatives as to the confidentiality of all such information. Buyer shall be liable for all damage or injury to any person or property resulting from, or arising out of (i) the disclosure of any such confidential information, except as required by the Court or applicable Law,
(ii) any testing conducted by Buyer or Buyer's Representatives, or (iii) from such visits or inspection of the Business, whether occasioned by the acts of Buyer or any of its Representatives, and Buyer shall indemnify and hold harmless Sellers and their Representatives from any and all Liabilities resulting therefrom. This indemnification by Buyer shall survive the Closing or the termination of this Agreement, as applicable.

         (b) If so requested by Buyer, after the execution of this Agreement, Buyer and Sellers shall jointly conduct a physical count of the Inventory for the purpose of expediting the calculation of Net Inventory (as a component of Net Current Assets) as required by Section 2.3. For purposes of expediting the calculation of Net Inventory as set forth in the preceding sentence: (i) Buyer and its accountants shall have the right to review the work papers of Sellers and shall have full access to the books, records, properties and personnel of Sellers and (ii) Buyer, at its sole cost and expense, may require the Independent Accountant to assist in the calculation of Net Current Assets at any time after the execution of this Agreement.

         (c) After the execution of this Agreement, the Sellers will use reasonable efforts to contact obligors of Accounts Receivable, including utilizing Sellers' independent accountants, for the purpose of obtaining confirmation of the net balance due and such other information as Buyer may reasonably request.

         SECTION 3.2.  CONDUCT OF BUSINESS.

         (a) From the date hereof to the Closing Date, except as permitted by the prior written consent of Buyer, or as required by the Court or applicable
Law: (1) the Business shall be conducted only in, and Sellers shall not take any action in connection with the operation of the Business except in the Ordinary Course of Business after the Petition Date, (2) Sellers shall use reasonable efforts to preserve the Business substantially intact, to maintain the Acquired Assets in customary repair, order and condition (subject to ordinary wear and tear), to comply with all material Laws applicable to the Business (subject to Sellers taking or omitting to take any actions, which action or omission is asserted by a Governmental Authority to be a violation of any Law the application of which to Sellers, the Business or the Transactions is being or will be contested by Sellers in good faith in appropriate proceedings before the Court), to keep available the services of employees whose continuing employment in connection with the Business is necessary to the conduct of the Business, and to preserve the present relationships of the Business with customers and suppliers and other Persons with which the Business has significant business relations (excluding any such customers or suppliers that are parties to Contracts with Sellers that constitute Rejected Contracts), in each case unless the failure to do so would not have a Material Adverse Effect.

         (b) In the event that Sellers intend to take any action or not to take any action which action or omission, pursuant to Section 3.2(a) hereof, requires the prior written consent of Buyer, Sellers will, as soon as practicable, inform Buyer of the proposed action or omission and a proposed reasonable time frame for obtaining the required written consent. With respect to any such proposed action or omission, Sellers and Buyer shall use reasonable efforts to resolve any disputes regarding the proposed action or omission so that the necessary written consent to the proposed action can be provided by Buyer within the appropriate time frame. If, however, the Buyer informs Sellers or their designated Representative that Buyer will not consent to the proposed action or omission, Sellers and Buyer will submit the matter to the Court for resolution.

         SECTION 3.3. PRORATION OF TAXES. Real Property and personal property Taxes with respect to the Acquired Assets for the tax years occurring prior to the tax year in which the Closing Date occurs shall not be Assumed Liabilities, and all liens, Encumbrances or claims related thereto shall be transferred, pursuant to an order of the Court, to the Purchase Price at the Closing. All Real Property and personal property Taxes with respect to the Acquired Assets for the tax year in which the Closing Date occurs shall be prorated through the Closing Date based on the most current assessment information available from the applicable taxing authority where the Acquired Assets are located. All special assessments against the Acquired Assets for utilities or otherwise shall not be Assumed Liabilities, and all liens, Encumbrances or claims related thereto shall be transferred, pursuant to an order of the Court, to the Purchase
Price at the Closing (and to the extent not due and payable at the time of the Closing, shall be allocated among Buyer and Sellers in accordance with customary practice in the applicable jurisdiction).

         SECTION 3.4. SALES TAXES. To the extent the sale of the Acquired Assets and other Transactions contemplated hereby are subject under applicable Law to sales, transfer, use, stamp or similar Taxes that are not exempt under Bankruptcy Code section 1146, such Taxes shall be paid by Buyer. At the Closing, Buyer shall provide to Sellers a sales tax resale certificate for the state(s) that are reasonably requested by Sellers.

         SECTION 3.5. TREATMENT OF CONTRACTS. Attached hereto as SCHEDULE 3.5 is a schedule of Contracts to be assumed by Sellers and assigned to Buyer on the Closing Date under Section 365 of the Bankruptcy Code (the "PRELIMINARY ASSUMED CONTRACTS"). Prior to the Closing, Buyer may, in its sole discretion designate additional Contracts as Contracts to be assumed by Sellers and assigned to Buyer and/or eliminate some or all of the Preliminary Assumed Contracts. SCHEDULE 3.5 shall be updated at Closing to reflect the final list of Contracts to be assumed by Sellers and assigned to Buyer (the "ASSUMED CONTRACTS"). With respect to the Assumed Contracts, Buyer shall pay all cure costs and obligations. Buyer shall assume all rights and obligations of Sellers first arising on or after the Closing Date under the Assumed Contracts. Contracts that are not Assumed Contracts shall be rejected by Sellers ("REJECTED CONTRACTS"), unless Buyer otherwise consents in the case of one or more individual Contracts, which consent shall not be unreasonably withheld. Upon request of Buyer, Sellers shall cooperate with and provide reasonable assistance to Buyer in Buyer's efforts to negotiate acceptable terms and conditions of post-Closing Contracts with the parties to any Rejected Contract. Notwithstanding any other provision of this
Section 3.5, Sellers shall have the right, after notice to Buyer and opportunity for a hearing, to reject any Contract which in their judgment Sellers believe must be rejected to maintain the viability of the Business prior to the Closing Date or to comply with any order of the Court. In any hearing pursuant to the immediately preceding sentence, Buyer shall be a party in interest with standing to object.

         SECTION 3.6. FILINGS, CONSENTS AND APPROVALS. From and after the date hereof until the Closing Date, if required, each of Sellers and Buyer shall file, if necessary, or cause to be filed with the Federal Trade Commission and United States Department of Justice any notifications under the HSR Act with respect to the Acquisition or the Transactions. During this period, each party shall consult with the other as to the appropriate time of filing of such notifications, shall cooperate with each other as to the preparation of such notifications and shall use its reasonable efforts to make such filings at the agreed upon time, and to respond promptly to any requests for additional information made by any such agency. Sellers and Buyer shall promptly take all reasonable actions required to obtain all Governmental Approvals and to give all notices and make all filings with, any Governmental Authorities necessary to authorize, approve or permit the consummation of the Transactions in accordance with the terms of the Transaction Documents.

         SECTION 3.7. EMPLOYEE MATTERS. (a) A list of the employees of the Business and their positions, wages, salaries, other compensation (if any), benefits, collective bargaining affiliations, seniority, and other terms of employment is attached hereto as SCHEDULE 3.7. Sellers shall not add any employees in connection with the Business except in the Ordinary Course of Business, and Sellers shall promptly notify Buyer's Representative of each case of any such addition and/or any change in the terms of employment (including, without limitation, any dismissal) of any employee in connection with the Business. Sellers shall terminate all of its employees employed in the Business effective on the Closing Date. Buyer shall offer to employ not less than 80% of such employees of Sellers on terms substantially similar to the terms of their employment by Sellers as of the Closing, including positions of responsibility, location and employee benefits, and such employment shall commence immediately following such termination. Sellers shall reasonably cooperate with Buyer in its employment of all such of the foregoing employees who accept Buyer's offers (the "RETAINED EMPLOYEES"). Buyer shall not be required to give any Retained Employees credit for their time of employment with Sellers with respect to employee benefits vesting and eligibility, amount of vacation or severance benefits, or with respect to their seniority as an employee of Buyer or any other benefit or other matter, except as may be consistent with the policies of Buyer's affiliated entity, American Tissue Inc. ("ATI"). Buyer shall not terminate any Retained Employee (other than for cause) for the first six months after the Closing. The Retained Employees will participate immediately in Buyer's applicable health and welfare (excluding Buyer's 401K plan) and insurance plans, with no waiting period, pre-existing condition limitations or restrictions, or requirements for evidence of insurability and Buyer's 401K plan subject to a 90-day waiting period. Sellers shall be and remain solely responsible for the payment of all benefits due to its employees at any time under its Employee Benefit Plans, except to the extent any such benefits are Assumed Liabilities.

         (b) Ten (10) business days prior to Closing, Sellers shall advise Buyer in writing of the number of employees of the Business which constitute 80% of those employees of the Business entitled to protection under the Worker Adjustment and Retraining Notification Act ("WARN Act") and Buyer shall offer employment with Buyer, effective no later than the day following the Closing Date, to such number of employees. Buyer represents to Sellers that it does not intend to implement a "plant closing" or a "mass layoff" as those terms are defined in the WARN Act at or in respect of any site of employment of the Business within ninety (90) days following the Closing Date. Buyer shall be responsible for and shall indemnify and hold harmless Sellers from any and all claims or liability under the WARN Act arising from (a) a breach of Buyer's agreement with respect to hiring contained in this Section 3.7 or (b) a "plant closing" or "mass layoff" in violation of the WARN Act occurring after the Closing Date with respect to the Business.

         (c) As soon as practicable following the Closing Date, Sellers shall take whatever action is reasonably necessary (i) to permit employees of the Business to elect a distribution of their benefits from Sellers' 401(k) plan in accordance with applicable law and (ii) in accordance with applicable law, to permit employees of the Business who do not elect a distribution of their benefits from Sellers' 401(k) plan to elect a direct rollover from Sellers 401(k) plan to Buyer's 401(k) plan and in connection therewith to continue to repay any outstanding loan balances existing to Buyer's 401(k) plan.

         SECTION 3.8. NOTICE OF ACTIONS AND PROCEEDINGS. From and after the date hereof until the Closing Date, Sellers shall promptly notify Buyer of any written notice received by Sellers with respect to Actions commenced or, to its knowledge, threatened, involving or affecting Sellers or the Business or which could have a Material Adverse Effect.

         SECTION 3.9. PURCHASE PRICE ALLOCATION. Sellers and Buyer agree to use their reasonable best efforts to agree, on or before the Closing, as to an allocation of the Purchase Price between and among the Acquired Assets.

         SECTION 3.10.  BANKRUPTCY COURT APPROVAL.

         (a) Sellers shall use reasonable best efforts to obtain the Sale Order which shall, among other things, (i) determine that this Agreement was proposed by Buyer and Sellers in good faith and represents the highest and best offer for the Acquired Assets and should be approved, (ii) determine that Buyer is a good faith purchaser under Section 363(m) of the Bankruptcy Code and that the provisions of Section 363(n) of the Bankruptcy Code have not been violated,
(iii) authorize and direct Sellers to convey the Acquired Assets to Buyer pursuant to this Agreement and Sections 363 and 365 of the Bankruptcy Code, free and clear of all Liens, claims, interests, liabilities and Encumbrances (including any and all "interests" in the Assets within the meaning of section 363(f) of the Bankruptcy Code), other than the Assumed Liabilities and the Permitted Encumbrances such that Buyer shall not incur any liability as a successor to Sellers or the Business, (iv) determine that Buyer has provided adequate assurance of future performance relative to the Assumed Contracts, (v) authorize and direct Sellers to execute, deliver, perform under, consummate and implement, this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing, (vi) grants Buyer a claim against the Purchase Price senior to any creditors whose liens attach to the Purchase Price for the amount owed to Buyers under Section 2.3(f) of this Agreement, (vii) provide for relief from transfer taxes under Section 1146(c) of the Bankruptcy Code, and (viii) determine that Buyer is not a successor to Sellers or otherwise liable for any Excluded Liabilities and permanently enjoin each and every holder of a Liability that is not an Assumed Liability from commencing, continuing or otherwise pursuing or enforcing any remedy, claim or cause of action against Buyer relative to such liability.

         (b) Sellers shall provide appropriate notice, as is required by the Bankruptcy Code, to all parties entitled to notice of the Interim Order and the Sale Order, including, but not limited to, all parties to Assumed Contracts.

         (c) Sellers shall use reasonable best efforts to obtain the Interim Order which shall, among other things, (i) approve the Topping Fee and the Expense Reimbursement, (ii) provide that Buyer's claim to the Topping Fee shall be entitled to superpriority administrative claim treatment in the Case, senior to all other superpriority claims; (iii) establish a date by which initial Qualified Bids must be submitted, (iv) establish the procedures for an auction at which only Qualified Bidders who have previously submitted a Qualified Bid may bid, (v) sets the Minimum Incremental Bid Amount at Two Million Thirteen Thousand Four Hundred Fifty Dollars ($2,013,450.00) plus Two Hundred Fifty Thousand Dollars ($250,000.00) for the initial incremental bid and Five Hundred Thousand Dollars ($500,000.00) for any additional incremental bids, (vi) require Sellers to promptly provide a copy of any Qualified Bid to Buyer and to any Qualified Bidder who has submitted a Qualified Bid, (vii) provide that the Sellers will file the Cure Notice with the Court and serve it on all non-Seller parties to contracts that have been designated as Assumed Contracts at least seven (7) days prior to the hearing to approve the Transaction and that non-Seller parties that do not object to the Cure Notice will be bound by the Cure Notice notwithstanding anything to the contrary in the Assumed Contracts or any other document, and that the non-Seller party will be forever barred from asserting any other claims against the Buyer or the Acquired Assets as to such Assumed Contract, and (viii) if a Qualified Bid is submitted and there shall be an auction at which Buyer shall become the successful bidder, than the Purchase Price to be paid at the Closing shall be increased by the incremental amount that Buyer bids in order to become the successful highest bidder, provided, however, Sellers shall credit Buyer the Topping Fee against the ultimate Purchase
Price payable by Buyer.

         (d) Sellers shall promptly make any filings, take all actions and use reasonable best efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the Transactions, subject to their obligations to comply with any order of the Bankruptcy Court.

         (e) In the event an appeal is taken, or a stay pending appeal is requested, from the Sale Order or the Interim Order, Sellers shall immediately notify Buyer of such appeal or stay request and shall provide to Buyer within one business day a copy of the related notice of appeal or request for stay. Sellers shall also provide Buyer with a copy of any motion or application filed in connection with any appeal from either of such orders.

         SECTION 3.11. TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed, assignment, lease or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement (collectively the "Transfer Documents"), shall be in contemplation of a plan or plans of reorganization to be confirms in the Case, and as such shall be free and clear of any and all transfer Tax, stamp Tax, conveyance Tax or similar Taxes (collectively the "Transfer Taxes"). The instruments transferring the Acquired Assets to Buyer shall contain the following endorsement:

         "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Delaware, in contemplation of a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C.
         Section 1146(c)."

         In the event Transfer Taxes are required to be paid in order to record the Transfer Documents to be delivered to Buyer in accordance herewith, or in the event any such Taxes are assessed at any time thereafter, such Transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by Buyer.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereto jointly and severally represent and warrant to the Buyer as follows:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Each of Sellers, other than AP-

Manufacturing, is a duly organized corporation, validly existing and in good standing under the Laws of the State of Delaware, with full power to carry on the Business as it is now conducted and to own, lease or operate the Acquired Assets. AP-Manufacturing is a duly organized corporation, validly existing and in good standing under the Laws of the State of Wisconsin, with full power to carry on the Business as it is now conducted and to own, lease or operate the Acquired Assets. Each of Sellers is qualified to do business and is in good standing in each jurisdiction in which the nature of the Business or the character of such Sellers' properties makes such qualification necessary.

         SECTION 4.2. AUTHORIZATION OF AGREEMENT. Subject to approval of the Court, each of Sellers has all requisite power and authority to enter into this Agreement and the Transaction Documents and to consummate the Transactions. This Agreement and all other Transaction Documents to be executed by Sellers in connection herewith have been (or upon execution will have been) duly executed and delivered by Sellers, have been effectively authorized by all necessary action of Sellers, and subject to approval of the Court constitute (or upon execution will constitute), legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with its terms (except as limited by insolvency, fraudulent conveyance and other laws affecting creditors rights and remedies generally). Except as set forth in SCHEDULE 4.2, no consent, approval, authorization or other order of, or action or exemption by, or filing with or notification of, any Person (including, without limitation, Governmental Approvals, "CONSENTS") is required for Sellers' lawful execution, delivery and performance of this Agreement and the other documents and instruments required by this Agreement to be executed and delivered by Sellers. Sellers shall use its reasonable best efforts to obtain any permit, authorization, approval and other Consent of any Person (including, without limitation, Governmental Authorities) for the consummation of the Transactions.

         SECTION 4.3. OWNERSHIP OF ACQUIRED ASSETS. Sellers are the lawful owners of or have the right to use each of the Acquired Assets. Upon transfer to Buyer on the Closing Date of ownership of the Acquired Assets that are owned by Sellers, Buyer will have good and marketable title to the Acquired Assets (other than the Owned Real Property, which is dealt with in Section 4.5), free and clear of all Encumbrances, except for Permitted Encumbrances. Upon transfer to Buyer on the Closing Date of all of Sellers' interest in the Acquired Assets that are leased or licensed by Sellers or otherwise subject to a limited interest in favor of any of Sellers, Buyer shall acquire all of such interest of Sellers in such Acquired Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

         SECTION 4.4. FINANCIAL CONDITION. Sellers have furnished to Buyer the financial statements or reports listed in SCHEDULE 4.4 hereto (the "FINANCIAL STATEMENTS"). The Financial Statements: (a) except as may be indicated in the notes thereto, were prepared in accordance with GAAP (subject to, in the case of unaudited statements or reports, the absence of any footnote disclosures or year-end audit adjustments required by GAAP); and
(b) fairly present, in all material respects, the financial position, results of operations and cash flows of the Business as of the dates thereof and periods covered thereby.

         SECTION 4.5. REAL PROPERTY. Except as set forth in SCHEDULE 4.5, Sellers have good and marketable title in fee simple to all of the Owned Real Property as set forth on SCHEDULE 1.1(h), subject to any Lien that will be satisfied and discharged on the Closing Date (which Liens, if any, are listed on Schedule 4.5) and to Permitted Encumbrances. Sellers have made available to Buyer all deeds, title insurance policies, surveys, mortgages and other Contracts granting or relating to Sellers' ownership of such Owned Real Property that are in the possession or control of Sellers.

         Except as indicated in SCHEDULES 4.5 AND 4.13, to the knowledge of
Sellers:

                  (a) the Real Property constitutes all of the Real Property necessary for the continued conduct by Buyer on the Closing Date of the Business;

                  (b) Sellers enjoys peaceful and undisturbed possession of the improvements located on the Real Property; and

                  (c) all of the buildings, fixtures and other improvements located on the Real Property are in working condition and repair, ordinary wear and tear excepted, and the operation thereof as presently conducted is not in material violation of any applicable building code, zoning ordinance or other Law.

         SECTION 4.6. TANGIBLE PERSONAL PROPERTY. SCHEDULE 1.1(d) sets forth a listing of the Fixed Assets of the Business. Except as otherwise disclosed in SCHEDULE 4.6, all Fixed Assets included in the Acquired Assets are in working order and suitable for the use for which they are intended (subject to exceptions for (a) ordinary wear and tear and (b) Fixed Assets that are in storage).

         SECTION 4.7. INTELLECTUAL PROPERTY RIGHTS. There is listed in
SCHEDULE 1.1(e) (a) an identification of items of Intellectual Property used by Sellers in the conduct of the Business and (b) a true and complete list of all licenses or similar agreements or arrangements to which Sellers is a party either as licensee or licensor for each such item of Intellectual Property. Except as otherwise indicated on SCHEDULE 1.1 (e), Sellers own all of such Intellectual Property free and clear of all Liens, and all such Intellectual Property, to the extent assignable, will be transferred to Buyer at the Closing free and clear of all Liens. To the knowledge of Sellers:

                  (i) There have not been any actions or other judicial or adversary proceedings involving Sellers concerning any of the Intellectual Property included in the Acquired Assets, nor is any such action or proceeding threatened;

                  (ii) Sellers have the right and authority to use all items of Intellectual Property included in the Acquired Assets in connection with the conduct of the Business in the manner presently conducted and, to the extent assignable, to convey such right and authority to Buyer, and such use does not conflict with, infringe upon or violate any patent, copyright, trademark, service mark, trade secret, trade name or other right of any other Person;

                  (iii) There are no outstanding, nor are there any threatened, disputes or disagreements with respect to any licenses or similar agreements or arrangements included in the Intellectual Property included in the Acquired Assets; and

                  (iv) The conduct of the Business does not conflict with any patent, copyright, trademark, service mark, trade secret, trade name or other similar rights of others.

         SECTION 4.8.  PENSION AND EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in SCHEDULE 4.8 attached hereto, there are no Employee Benefit Plans; and

                  (b) Sellers have made available to Buyer true and correct copies of each Employee Benefit Plan set forth in SCHEDULE 4.8.

                  (c) Buyer will not, as a result of consummation of the Transactions, assume any Liabilities with regard to the Employee Benefit Plans, except to the extent any such Liabilities are Assumed Liabilities.

         SECTION 4.9. LITIGATION. Except for adversary proceedings and other matters pending in the Case or which are described on SCHEDULES 4.5, 4.9 AND 4.13, there are no claims, disputes, actions, proceedings or investigations of any nature before any Governmental Authority pending or, to the knowledge of Sellers, threatened, involving the Business or the Acquired Assets that, if determined adversely to Sellers, would have a Material Adverse Effect.

         SECTION 4.10. CONTRACTS. Except (a) as set forth on SCHEDULE 4.10,
(b) as otherwise provided in the Bankruptcy Code, or (c) for events of default arising as a result of the filing of a petition for relief under Chapter 11 of the Bankruptcy Code, to the knowledge of Sellers:

                  (i) the Contracts constitute lawful, valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms;

                  (ii) each Contract is in full force and effect and constitutes the entire agreement by and between the parties thereto; and

                  (iii) in all material respects, all obligations required to be performed under the Contracts by Sellers and the other parties thereto on or prior to the date hereof have been performed, and no event has occurred or failed to occur which constitutes, or with the giving of notice, the lapse of time or both would constitute, a default by any of Sellers under the Contracts.

         SECTION 4.11. COMPLIANCE WITH LAW, PERMITS. To the knowledge of Sellers and except as disclosed on SCHEDULES 4.5 OR 4.13, the Business as presently conducted does not violate, in any material respect, any Law. Sellers have obtained all material Permits required for the conduct of the Business as presently conducted. To the extent such Permits are transferable, Sellers shall fully cooperate so as to permit Buyer to continue to have the use and benefit thereof and the rights granted thereby after the Closing shall have occurred. To the extent such Permits are not transferable, Sellers shall reasonably cooperate, but at no expense to Sellers with and assist Buyer in applying for replacement Permits.

         SECTION 4.12.  LABOR AND EMPLOYMENT MATTERS.

                  (a) Except as set forth in SCHEDULE 4.12, with regard to the Business there is no (i) collective bargaining agreement or other labor agreement to which any Seller is a party or by which any Seller is bound;
         (ii) employment, retainer, consulting, or incentive plan, policy or contract to which any Seller is a party or by which it is bound (other than any Employee Benefit Plan); or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any employees of Sellers (other than any Employee Benefit
         Plan).

                  (b) To the knowledge of Sellers, no party to any such plan or Contract is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto.

                  (c) Except as set forth in SCHEDULE 4.12, with regard to the Business and/or the Acquired Assets there is no (i) unfair labor practice complaint against any of Sellers pending before the National Labor Relations Board or any state or local agency or any basis for any such complaint; (ii) pending labor strike or other material labor trouble; (iii) pending labor grievance; (iv) pending representation question respecting the employees of the Business; or (v) pending or, to the knowledge of Sellers, threatened claim against Sellers regarding the discharge or dismissal of any employee or the failure to hire or promote any individual employee or any other employment-related matter and, to the knowledge of Sellers there is no basis for any such claim.

         SECTION 4.13.  ENVIRONMENTAL MATTERS.

         (a) To the knowledge of Sellers, and except as specifically identified in the Environmental Site Assessments or disclosed on SCHEDULES 4.5 OR 4.13 hereto:

                 (i) No Hazardous Materials have been used, manufactured, produced, constructed, deposited, disposed of, stored or otherwise located on, under, in or about any Real Property, in a manner or condition which constitutes a material violation of or for which remediation is required under any Environmental Law;

                (ii) No Hazardous Materials have migrated, or due to their location are threatening to migrate, from any Real Property on, under, in or about other properties, and no Hazardous Materials have migrated, or due to their location are threatening to migrate, from other properties on, under, in or about any Real Property, in a manner or condition which constitutes a material violation of or for which remediation is required under any Environmental Law;

               (iii) No underground improvement, including, without limitation, any treatment, sump, or storage tank or water, gas or oil well, has been installed or located on any Real Property, in a manner or condition which constitutes a violation of any Environmental Law; and

                (iv) Neither Sellers nor any officers thereof have received any written notice or other written communication concerning (A) any violation or alleged violation of Environmental Laws arising out of the conduct of the Business (except for any such violations which have been corrected to the satisfaction of the appropriate authority); (B) any alleged liability for environmental damages, third party injury or property damages arising from a failure to comply with Environmental Laws and relating to any Real Property or arising out of the conduct of the Business; or (C) any alleged liability for the presence or suspected presence of Hazardous
         Materials on any Real Property.

         (b) Except as disclosed in the Environmental Site Assessments or on SCHEDULES 4.5 OR 4.13, each of Sellers has been and remains in compliance in all material respects with the terms and conditions of each Permit issued to such Seller in connection with Environmental Laws by any Governmental Authority with respect to the activity of the Business on any Real Property. To the knowledge of Sellers, no other Permits were or are required pursuant to Environmental Laws for the Business, and immediately prior to the Closing, each such Permit will be in full force and effect.

         SECTION 4.14. RETAINED EMPLOYEES. Since December 31, 1999, except for the Sellers retention plan as approved by the Court, there has been no material change in the rate of compensation of the Retained Employees and the compensation of the Retained Employees for 1999 were consistent with past practices of Sellers for similar employees in similar situations.

         SECTION 4.15. BROKERS. Buyer will not, as a result of consummation of the Transactions or otherwise in connection with this Agreement, become liable for any fee or commission payable to any broker, finder or investment banker working for or on behalf of Sellers (including, without limitation, Lazard Freres & Co., LLC and its affiliates), or to anyone claiming any such fee or commission (or for any expense in connection therewith), except to a broker, if any, engaged directly by Buyer.

         SECTION 4.16. ACCURACY OF STATEMENTS. Neither this Agreement, nor any schedule, exhibit, statement, list, document, certificate or other information furnished by or on behalf of Sellers to Buyer in connection with this Agreement, when read together, contains any untrue statement of a material fact or omission of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 4.17. TAXES. Except as listed in SCHEDULE 4.17, all real property Taxes currently due and payable with respect to the Owned Real Property have been paid by Sellers. All water and sewage and other municipal charges and assessments, and any interest and/or penalties thereon, which are currently due and payable with respect to the Acquired Assets (whether or not constituting an Encumbrance upon any of the Acquired Assets) have been paid.

         SECTION 4.18. SUFFICIENCY OF ACQUIRED ASSETS. The Acquired Assets include all properties and rights of Sellers used in the conduct of the Business as conducted by Sellers and are sufficient for the conduct of the Business by Buyer in the Ordinary Course of Business.

         SECTION 4.19. NET INVENTORY. The Net Inventory, in the aggregate,
(a) is fit for the purpose for which it was procured and manufactured and is usable or saleable in the Ordinary Course of Business, (b) is sufficient but not excessive in kind or amount for the conduct of the Business as it is presently being conducted, and (c) except as may result from employing principles of perpetual inventory, is carried on the books of Seller at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with GAAP. SCHEDULE 4.19 sets forth a list of locations of Inventory not located on the Real Property.

         SECTION 4.20. NET ACCOUNTS RECEIVABLE. The Net Accounts Receivable of Sellers are, to the knowledge of Sellers, valid and enforceable claims not subject to counterclaims or setoffs (except for setoffs included as part of Customer Rebates), are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject to normal cash discounts accrued in the Ordinary Course of Business consistent with past practices and the reserve for bad debts set forth in the Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practices of Seller.

         SECTION 4.21. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof will not result in a breach of the terms or provisions of, or constitute a default under, or conflict with, any of Sellers' organizational documents (including, without limitation, articles or certificates of incorporation, certificates of formation, by-laws, or other similar documents), or any Order of any Governmental Authority or any Law applicable to Sellers.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         SECTION 5.1. ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a limited liability company , duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to consummate the Transactions. This Agreement and all other agreements herein contemplated to be executed in connection herewith have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms (except as limited by insolvency, fraudulent conveyance and other laws affecting creditors rights and remedies generally).

         SECTION 5.2. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement, the consummation of the Transactions and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, Buyer's certificate of formation, Buyer's operating agreement, or any Order of any Governmental Authority or any Law applicable to Buyer, its constituent members or any of their respective Affiliates.

         SECTION 5.3. NO PROCEEDINGS OR LITIGATION. No Action by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the Transactions contemplated herein and which could reasonably be expected to damage Buyer materially if the Transactions contemplated hereby are consummated, including any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Acquired Assets after the Closing.

                                   ARTICLE VI

                          CONDITIONS TO THE ACQUISITION

         SECTION 6.1. CONDITIONS TO BUYER'S OBLIGATIONS TO CONSUMMATE THE ACQUISITION. The obligations of Buyer to consummate the Acquisition and the other Transactions to be consummated at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each of the representations and warranties of Sellers shall be true and correct as of the Closing Date, unless the failure of any such representations or warranties so to be true and correct as of such date would not have a Material Adverse Effect. Each of the covenants and agreements of Sellers to be performed after the date hereof and prior to the Closing or such other time period as specifically set forth in a particular covenant or agreement shall have been duly performed in all material respects by the prescribed date or for the duration of the prescribed time period.

         (b) CONSENTS. All Consents, (including, without limitation, Governmental Approvals) shall have been received on or prior to the Closing Date.

         (c) NO ORDERS. On the Closing Date, there shall be no Order of any nature issued by a Governmental Authority of competent jurisdiction in effect that directs that the Transactions not be consummated.

         (d) ADDITIONAL CLOSING DOCUMENTS. Buyer shall have received at the Closing the following documents, dated the Closing Date:

                 (i) Bills of sale and assignment agreements substantially in the form attached hereto as EXHIBIT A, covering the items of personal property included in the Acquired Assets to be transferred or assigned to Buyer at the Closing;

                (ii) Grant deeds or similar forms of conveyance in form and substance reasonably satisfactory to Buyer and to the applicable title insurance company hereunder, conveying to Buyer or, in Buyer's discretion, to Buyer's designees respectively, the Real Property to be conveyed to Buyer pursuant to this Agreement;

               (iii) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets or any part thereof as Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it, or, in Buyer's discretion, to Buyer's designees, of the Acquired Assets to be transferred to Buyer under this Agreement;

                (iv) Title insurance policies issued by Chicago Title Insurance Company, or, if Buyer requests, Stewart Title Insurance Company, under an ALTA Standard Form B Policy insuring good and marketable title of Buyer in and to the Owned Real Property, subject only to Permitted Encumbrances and such other exceptions as are generally contained in such Standard Form B Policy, for the amounts as may be reasonably specified by Buyer (which shall be obtained at the expense of Buyer);

                 (v) A certificate to the effect that, on and as of the Closing Date, none of Sellers is a foreign person within the meaning of section 1445 of the Tax Code and the Treasury Regulations thereunder; such certificate to be in form and substance reasonably satisfactory to Buyer; PROVIDED, that if such certificate is not delivered to Buyer, Buyer shall be entitled to withhold 10% of the Purchase Price as required by Section 1445 of the Tax Code;

                (vi) An opinion of counsel to Sellers, the form of which is set forth on EXHIBIT E hereto, addressed to Buyer, Buyer's designees hereunder, and Buyer's lenders, with respect to this Agreement and the Transactions, dated as of the Closing Date;

               (vii) A certificate or certificates of executive officer(s) of Sellers with respect to the truth, correctness and continuing accuracy and completeness of the representations of Sellers hereunder and as to such other matters (including, without limitation, due authorization and validity of Sellers' actions taken in connection with consummation of the Transactions) the form of which is set forth as EXHIBIT B; and

              (viii) Such other documents as may be specified herein, in the Transaction Documents or as Buyer may reasonably request.

         (e) NO ADVERSE CHANGES. Between the date hereof and the Closing Date there shall not have occurred any damage, destruction or loss of any of the Acquired Assets, whether or not covered by insurance, which has had a Material Adverse Effect, nor shall there have occurred any other event or condition which has had a Material Adverse Effect.

         (f) THE INTERIM ORDER AND THE SALE ORDER. The Interim Order and the Sale Order, in form and substance reasonably satisfactory to the Buyer, shall have been entered and shall not have been modified, amended, dissolved, revoked or rescinded in any material respect.

         (g) TRANSITIONAL SERVICES AGREEMENT. The Buyer shall have received from the Sellers the Transitional Services Agreement the form of which is attached hereto as EXHIBIT C.

         (h) SIMULTANEOUS CLOSING. Subject to the terms and conditions set forth in this Agreement, the closing of the Transactions contemplated to be consummated at the Closing shall occur simultaneously.

         SECTION 6.2. CONDITIONS TO THE OBLIGATION OF SELLERS TO CONSUMMATE THE ACQUISITION. The obligation of Sellers to consummate the Acquisition and the other Transactions to be consummated at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Sellers on or prior to the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof, and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the such dates (except representations and warranties that are made as of a specific date need be true and correct only as of such date), unless the failure of such representations and warranties so to be true and correct does not materially and adversely affect the ability of Buyer to consummate the Transactions. Each of the covenants and agreements of Buyer to be performed after the date hereof and prior to the Closing Date or such other time period as specifically set forth in a particular covenant or agreement shall have been duly performed by the prescribed date or for the duration of the prescribed time period, in all material respects.

         (b) CONSENTS. All Consents, (including, without limitation, Governmental Approvals) shall have been received on or prior to the Closing Date.

         (c) NO ORDERS. On the Closing Date, there shall be no Order of any nature issued by a Governmental Authority of competent jurisdiction in effect that directs that the Transactions not be consummated.

         (d) INTERIM ORDER AND SALE ORDER. The Interim Order and the Sale Order, in form and substance reasonably satisfactory to Sellers, shall have been entered and shall not have been modified, amended, dissolved, revoked or rescinded in any material respect.

         (e) CERTAIN CLOSING DELIVERIES. Sellers shall have received from Buyer any other documents required to be delivered by Buyer to Sellers pursuant to the provisions of this Agreement or the Transaction Documents, including, without limitation, the Transitional Services Agreement.

         (f) SIMULTANEOUS CLOSING. Subject to the terms and conditions set forth in this Agreement, the closing of the Transactions contemplated to be consummated at the Closing shall occur simultaneously.

                                   ARTICLE VII

                   AMENDMENT; TERMINATION; LIQUIDATED DAMAGES

         SECTION 7.1. AMENDMENT. Subject to any Court approval requirement that may be applicable, this Agreement may be amended by the written agreement of Sellers and Buyer at any time prior to the Closing Date.

         SECTION 7.2. TERMINATION. This Agreement may be terminated prior to the Closing as follows (the actual date on which this Agreement is terminated being referred to herein as the "TERMINATION DATE"):

                  (a) at any time on or prior to the Closing Date, by mutual written consent of Sellers and Buyer;

                  (b) at the election of Sellers, if any one or more of the conditions to the obligations of Sellers to close as set forth in
    Section 6.2 has not been fulfilled prior to the Outside Date;

                  (c) at the election of Buyer, if any one or more of the conditions to the obligations of Buyer to close as set forth in Section
         6.1 has not been fulfilled prior to the Outside Date;

                  (d) at the election of Sellers, if either (i) Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the Outside Date or (ii) the Closing has not occurred within five (5) business days of the waiver or satisfaction of the conditions set forth in Section 6.1, through no fault of Sellers;

                  (e) at the election of Buyer, if Sellers have breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the Outside Date, unless such breach would not have a Material Adverse Effect;

                  (f) by either Buyer or Sellers, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Transactions (which the party seeking to terminate this Agreement shall have used all reasonable efforts to have lifted or reversed) and such Order shall have become final and nonappealable; or

                  (g) by either Buyer or Sellers, upon the entry of an order of the Court authorizing the sale of the Business to a Person other than Buyer or another entity designated by Buyer;

                  (h)      by either Buyer or Sellers if:

                  (A) the Closing has not occurred on or before September 30, 2000, unless extended by written notice delivered by Buyer or Sellers at least five (5) Business Days prior to such date (the "OUTSIDE DATE") and agreed to by the other party, time being of the essence; provided that, in the event that a filing in respect of the Transactions is required under the HSR Act, neither Buyer nor Seller shall be permitted to terminate this Agreement pursuant to this Section 7.2(h)(A) unless a Governmental Authority prohibits the consummation of the Transactions or requires a material change to the Transactions in order to comply with the HSR Act;

                  (B) the Case is dismissed or converted to a Chapter 7 bankruptcy pursuant to provisions of the Bankruptcy Code;

                  (C) the Interim Order has not been entered on or before August 14, 2000; or

                  (D) the Sale Order has not been entered on or before September 15, 2000.

         SECTION 7.3. EFFECT OF TERMINATION. If this Agreement is terminated and the Transactions are not consummated, this Agreement shall become void and of no further force and effect, except that any such termination shall not affect (a) Buyer's indemnity obligations under Section 3.1; (b) Sellers' right to receive the Buyer Termination Fee, if applicable, or

(c) Buyer's right to receive the Topping Fee and the Expense Reimbursement, if applicable.

         SECTION 7.4. SELLERS' LIQUIDATED DAMAGES FOR BUYER BREACH. If Sellers are not then in material default in their obligations or agreements hereunder, and Sellers elect to terminate this Agreement under Section 7.2(d), Buyer shall pay to Sellers the Buyer Termination Fee. Buyer's payment of the Buyer Termination Payment shall be guaranteed by Super American Tissue Inc., pursuant to a guarantee attached as Exhibit D hereto. In all events, and notwithstanding anything inconsistent in this Section or anywhere else in this Agreement or any Transaction Document, if Buyer shall default in the performance of or otherwise breach this Agreement, an amount equal to the "Buyer Termination Fee" shall (a) be full consideration for the Sellers' efforts and expenses in connection with this Agreement, the other Transaction Documents and all Transactions contemplated hereby and thereby, and (b) constitute liquidated and agreed damages in respect of this Agreement and such Transactions, and Buyer shall have no further liability to the Sellers in connection therewith. Sellers agree that it is impossible to determine accurately the amount of all of the damages that Sellers would incur by virtue of a breach by Buyer of its obligations to proceed with the Transactions, and agree that the sole and exclusive remedy for any such breach shall be for the Sellers to receive payment of the Buyer Termination Fee. Except as provided in this Section 7.4, Sellers shall have no right or remedy against Buyer, at law or in equity by reason of a breach or default by Buyer of its obligations under this Agreement, whether the same would entitle Sellers to terminate this Agreement under Section 7.2(d) or otherwise.


                                  ARTICLE VIII

                      BUYER PROTECTION AND SALE PROVISIONS

         SECTION 8.1. (a) TOPPING FEE AND EXPENSE REIMBURSEMENT. In the event that Buyer has not materially breached any of its representations, warranties, covenants or agreements herein, and the Acquired Assets or any portion thereof (except for any immaterial portion thereof) are sold to a party other than Buyer, Sellers shall pay a topping fee of Two Million Thirteen Thousand Four Hundred Fifty Dollars ($2,013,450.00) (the "TOPPING FEE") to Buyer by wire transfer of immediately available funds to an account designated by Buyer, upon the consummation of such sale payable from the proceeds of the closing of the sale of the Acquired Assets or any portion thereof (except for any immaterial portion thereof) before any other expenses or claims are paid regardless of priority. If a Qualified Bid is submitted and there shall be an auction at which Buyer shall become the successful bidder, Sellers shall credit Buyer the Topping Fee against the ultimate Purchase Price payable by Buyer. Notwithstanding anything contained herein to the contrary, the Topping Fee will not be payable and this Section 8.1 will not become operative until the Buyer delivers the Financing Commitment to the Sellers.

         (b) EXPENSE REIMBURSEMENT. In the event that this Agreement is terminated pursuant to Section 7.2(c), (e), (f), (g), (h)(A) or (h)(B), Sellers shall pay the Expense Reimbursement to Buyer by wire transfer of immediately available funds to an account designated by Buyer, upon the first day after the termination of the Agreement. Notwithstanding anything contained herein to the contrary, the Expense Reimbursement shall not be payable and this Section 8.1(b) will not become operative until the Buyer delivers a Financing Commitment to the Sellers.

         (c) SUPERPRIORITY. In addition to the protections given above, the amounts provided for in this Section 8.01 shall have superpriority administrative expense claim status in the Case pursuant to Section 507(b) of the Bankruptcy Code, senior to all other superpriority administrative expense claims.

         SECTION 8.2. FIDUCIARY DUTY OF SELLERS. Except as may be limited by
Section 8.4, nothing contained herein shall limit Sellers from performing their fiduciary duties to maximize the value of Sellers' Estate, including the right of Sellers directly or indirectly to solicit or to encourage any proposals or offers from any Person relating to the acquisition of the Business, to assist any third party in preparing or soliciting an offer relating to such an acquisition, or to accept such an offer subject to the obligations of Sellers under this Article VIII.

         SECTION 8.3. SALE HEARING. Within three days after execution of this Agreement by all parties, Sellers shall file with the Court a motion to approve this Agreement and the Transactions pursuant to Section 363 and 365 of the Bankruptcy Code, and shall request an immediate hearing relative to entry of the Interim Order. In addition to approving the Buyer Protection Provisions, the Interim Order shall establish a timetable and mechanism for the submission of competing bids by other prospective purchasers of the Acquired Assets.

         SECTION 8.4. NON-SOLICITATION. (a) Subsequent to the entry of the Interim Order and except as expressly set forth herein or required by the Court, without the prior written consent of Buyer, Sellers will not, seek or solicit from any third person (a "THIRD PERSON") any inquiries or proposals relating to any agreement, or propose or enter into any agreement with any Third Person, other than a confidentiality agreement (on terms not materially more favorable than those, if any, afforded to Buyer) concerning the sale of all or any of the Acquired Assets or any other transaction otherwise inconsistent with this Agreement in any material respect (collectively, a "COMPETITIVE TRANSACTION"). Notwithstanding the foregoing, nothing contained in this Agreement or elsewhere shall prevent Sellers (consistent with the fiduciary duties of Sellers to obtain the highest and best offer for the Acquired Assets), from (a) cooperating with or responding to unsolicited inquiries from, or negotiating with, any Third Person who expresses, or has expressed, prior to the date hereof, interest in a Competitive Transaction, including granting to such Third Person access to the books, records and documents pertaining to the Sellers and Sellers' assets which are the subject of the Transactions; (b) responding to unsolicited inquiries submitted by Third Persons, subject, however, to the provisions of this Section 8.4; (c) providing notice of the Transactions to all creditors and parties in interest and any and all Third Persons who have heretofore expressed an interest in a Competitive Transaction; and (d) cooperating, negotiating or entering into an agreement with any Third Person that expresses or has expressed an interest in a Competitive Transaction on terms more favorable to the Sellers, as determined by the boards of directors of the Sellers, than those contained in this Agreement.

         (b) LIMITATIONS ON NON-SOLICITATION. Notwithstanding anything contained herein to the contrary the Non-Solicitation provision set forth in
Section 8.4(a):

                 (i) will not become operative until the Buyer delivers a Financing Commitment to the Sellers; and

                (ii) will terminate and be of no force and effect after September 30, 2000.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. EXPENSES. Except as otherwise provided herein, the parties hereto shall bear their own respective costs and expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and the Transaction Documents and consummation of the Transactions.

         SECTION 9.2. ENTIRE AGREEMENT; DISCLOSURES IN WRITING. Except as otherwise contemplated herein, this Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 9.3. COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

         SECTION 9.4. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 9.5. NOTICES. All notices hereunder shall be deemed given if in writing and delivered or sent by telecopy, courier or by registered or certified mail (return receipt requested) to the following addresses or telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):

         (a)    if to Sellers, to:

                           American Pad & Paper Company
                           17304 Preston Road
                           Suite 700
                           Dallas, Texas 75252
                           Attn: John H. Rodgers, Senior Vice President
                           Facsimile No.: (972) 733-6298

         With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York 10166
                           Attn: Conor Reilly, Esq.
                           Facsimile No.: (212) 351-5247

         (b)    if to Buyer, to:

                           Pad and Paper of America LLC
                           135 Engineers Road
                           Hauppauge, New York  11788
                           Attn: Mehdi Gabayzadeh
                           Facsimile No.: (631) 435-8980/71

         With a copy to:

                           Mandel Resnik & Kaiser P.C.
                           220 East 42nd Street
                           New York, New York 10017
                           Attn: Nicholas J. Kaiser, Esq.
                           Facsimile No.: (212) 573-0067

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission. Notices may be given on behalf of a party by such party's attorneys specified above.

         SECTION 9.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof, and, to the extent applicable, the Bankruptcy Code.

         SECTION 9.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT IN WHICH SUCH LITIGATION MAY BE BROUGHT.

         SECTION 9.8. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers and Buyer set forth in this Agreement shall not survive the Closing.

         SECTION 9.9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and remedies hereunder are not assignable by Sellers or Buyer (except, in the case of Buyer, to Buyer's designees, PROVIDED that no such assignment shall release Buyer from any of its obligations hereunder), without the prior written consent of the other party. Notwithstanding the foregoing, the parties hereto acknowledge that Sellers' execution of this Agreement is subject to approval of the Court. This Agreement shall not be binding upon Sellers unless and until it is approved by the Court in accordance with the applicable provisions of the Bankruptcy Code.

         SECTION 9.10. FURTHER ASSURANCES. Sellers, on the one hand, and Buyer, on the other, agree, to the extent necessary (and only to such extent), on or any time after the Closing Date, to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such actions, as the other may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

         SECTION 9.11. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereby may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. Except as otherwise provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder, nor any single or partial exercise of any such right, power or privilege hereunder, shall preclude any other or further exercise thereof or the exercise of any other such right, power or privilege hereunder. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         SECTION 9.12. PUBLIC ANNOUNCEMENTS. Except as required by the Court or applicable law, or in connection with obtaining the Sale Order, neither Buyer nor Sellers shall issue any press release or make any public statement regarding, or disclose to any third party any information regarding, this Agreement or the Transactions contemplated hereby, without the prior written consent of the other party.

         SECTION 9.13. NO RECORDATION. Sellers and Buyer hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records in the State, county, or municipality of any of the Real Property. Should Buyer ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then notwithstanding anything herein to the contrary, such recordation or attempt at recordation shall constitute a default by Buyer hereunder, and in addition to the other remedies provided for herein, Sellers shall have the right to terminate this Agreement by filing a notice of said termination in any such records where the affected Real Property is located.

         SECTION 9.14. KNOWLEDGE. In each provision of this Agreement where a representation or warranty is qualified to the "knowledge," "actual knowledge" or any similar qualification of a person, each such phrase means that the relevant person does not have actual knowledge of any state of facts which is different from the facts described in the representation or warranty. In addition, such knowledge shall refer solely to the "knowledge" of those persons identified and subject to the limitations listed on Schedule 9.14.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above-written.


                                       PAD AND PAPER OF AMERICA LLC






                                       By:
                                             ------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------



                                       AMERICAN PAD & PAPER COMPANY






                                       By:
                                             ------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------



                                       AMERICAN PAD & PAPER COMPANY OF
                                       DELAWARE, INC.






                                       By:
                                             ------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------



                                       AP&P MANUFACTURING, INC.






                                       By:
                                             ------------------------

                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------



                                       WR ACQUISITION, INC.






                                       By:
                                             ------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------



                                       AMERICAN PAD & PAPER SALES COMPANY, INC.






                                       By:
                                             ------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------

                                   EXHIBIT A

                FORM OF BILLS OF SALE AND ASSIGNMENT AGREEMENTS


                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT is executed this ___ day of ____, 2000, by and among American Pad & Paper Company, American Pad & Paper Company of Delaware, Inc., AP&P Manufacturing, Inc., WR Acquisition, Inc. and American Pad & Paper Sales Company, Inc., (collectively, the "ASSIGNORS") and Pad and Paper of America LLC (the "ASSIGNEE").

                                    RECITALS

         A. On August ______, 2000, Assignors and Assignee entered into an Asset Purchase Agreement pertaining to the sale of certain assets as described therein (the "PURCHASE AGREEMENT"). All capitalized terms used but not defined herein, shall have the meaning assigned to such terms in the Purchase Agreement;

         B. The Purchase Agreement requires, among other things, that Bills of Sale and Assignments covering the items of personal property included in the Acquired Assets be prepared to transfer and assign such property to Buyer at the Closing; and

         C. The parties hereto desire to execute and deliver this instrument to evidence such transfer and assignment of the personal property hereinafter described.

                                    AGREEMENT

         NOW, THEREFORE, Assignors, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged, have GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and DELIVERED and do by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY and DELIVER unto Assignee, all of Assignors' right, title and interest in and to the Acquired Assets, including without limitation, the property described in EXHIBIT "A", attached hereto and made a part hereof (collectively, the "ASSIGNED PROPERTY"), subject, however, to the Permitted Encumbrances.

         TO HAVE AND TO HOLD the Assigned Property, subject to the Permitted Encumbrances, unto Assignee, its heirs, personal representatives, successors and assigns forever by and through Assignors but not otherwise; provided, however, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, ASSIGNORS ARE NOT MAKING AND SPECIFICALLY DISCLAIM ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSIGNED PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN AS EXPRESSLY MADE BY ASSIGNORS HEREIN), ZONING, TAX

CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE ASSIGNED PROPERTY, INCLUDING, WITHOUT LIMITATION: (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE ASSIGNED PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY OF THE ASSIGNED PROPERTY, AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE ASSIGNED PROPERTY. ASSIGNEE HEREBY AGREES THAT WITH RESPECT TO THE ASSIGNED PROPERTY, ASSIGNEE HAS NOT RELIED UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF ASSIGNORS OR ANY AGENT OF ASSIGNOR EXCEPT AS EXPRESSLY MADE BY ASSIGNORS IN THIS BILL OF SALE AND ASSIGNMENT OR THE PURCHASE AGREEMENT, ASSIGNEE REPRESENTS THAT IT IS A KNOWLEDGEABLE PURCHASER AND THAT IT IS RELYING ENTIRELY ON ITS OWN EXPERTISE AND THAT OF ASSIGNEE'S CONSULTANTS, AND THAT ASSIGNEE HAS CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE ASSIGNED PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND IS RELYING EXCLUSIVELY UPON SAME, AND HAS ASSUMED THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY ASSIGNEE'S INSPECTIONS AND INVESTIGATIONS. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT ASSIGNEE ACKNOWLEDGES AND AGREES THAT ASSIGNORS HEREBY SELL AND CONVEY TO ASSIGNEE AND ASSIGNEE HEREBY ACCEPTS THE ASSIGNED PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE ASSIGNED PROPERTY MADE BY ASSIGNORS OR ASSIGNEE, ANY AGENT OF ASSIGNORS OR ASSIGNEE OR ANY THIRD PARTY. ASSIGNORS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE ASSIGNED PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN OR IN ANY DOCUMENT DELIVERED BY ASSIGNOR TO ASSIGNEE.

         Assignor and Assignee further acknowledge and agree that the provisions of the preceding paragraph have been negotiated by the parties as a material part of the sale of the Assigned Property evidenced hereby and that Assignee's agreement to purchase the Assigned Property in accordance with such provisions was a material part of the consideration for the Assigned Property and is reflected in the total consideration paid to Assignor for the Assigned Property.

         Assignee, by its execution hereof, hereby assumes all of the duties and obligations of Assignors under the Assigned Contracts and Assumed Liabilities as more particularly described in the Purchase Agreement.

         Assignee hereby agrees to indemnify and hold harmless Assignors from all claims, liabilities, damages, losses, costs, expenses (including, without limitation, reasonable attorney's fees, actions and causes of action arising out of or in any way relating to the Assigned Property on and after the date hereof and arising or related to performance on or after the date hereof and the cure obligations as of the date hereof.

         EXECUTED as of the __________ day of August, 2000.

                                       ASSIGNORS:


                                       AMERICAN PAD & PAPER COMPANY







                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------



                                       AMERICAN PAD & PAPER COMPANY OF
                                       DELAWARE, INC.







                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------



                                       AP&P MANUFACTURING, INC.







                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

                                       WR ACQUISITION, INC.







                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------



                                       AMERICAN PAD & PAPER SALES COMPANY, INC.







                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------




                                       ASSIGNEE:

                                       PAD AND PAPER OF AMERICA LLC



                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------

NOTE: THIS FORM MAY BE MODIFIED TO COVER REQUIREMENTS OF INDIVIDUAL STATES. IN ADDITION, SEPARATE ASSIGNMENTS OF LEASES WILL BE PREPARED IN CONNECTION WITH THE LEASED REAL PROPERTY.

                                   EXHIBIT B

                         FORM OF OFFICER'S CERTIFICATE

   CERTIFICATE OF [EXECUTIVE OFFICER] PURSUANT TO SECTION 6.1(d)(vii) OF THE
                           ASSET PURCHASE AGREEMENT

As of [closing date], and pursuant to the requirements of Section 6.1(d)(vii) of the Asset Purchase Agreement ("APA"), dated as of August __, 2000, by and between American Pad & Paper Company, American Pad & Paper Company of Delaware, Inc., AP&P Manufacturing, Inc., WR Acquisition, Inc. and American Pad & Paper Sales Company, Inc. ("Sellers") and Pad and Paper of America LLC ("Buyer"), the undersigned hereby certify that:

         1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers contained in Article IV of the APA together with the Schedules thereto, and any other related documents executed by or on behalf of Sellers after the date of execution of the APA, including, but not limited to, the Transaction Documents (as defined in the APA), through the date hereof, are true and complete in all material respects as of the date of the APA and as of the date hereof, as if made on and as of the date hereof.

         2. PERFORMANCE OF THE APA. Sellers have complied in all material respects with all of their respective obligations under the APA that are to be performed or complied with by each of them prior to the date hereof.

                                            AMERICAN PAD & PAPER COMPANY

                                            By:
                                               --------------------------------

                                            AMERICAN PAD & PAPER COMPANY OF
                                            DELAWARE, INC.

                                            By:
                                               --------------------------------

                                            AP&P MANUFACTURING, INC.

                                            By:
                                               --------------------------------

                                            WR ACQUISITION, INC.

                                            By:
                                               --------------------------------

                                            AMERICAN PAD & PAPER SALES COMPANY,
                                            INC.

                                            By:
                                               --------------------------------

                                    EXHIBIT C


                         TRANSITIONAL SERVICES AGREEMENT



         This Transitional Services Agreement (the "Agreement"), dated as of September __, 2000, is made by and between Pad and Paper of America LLC, a Delaware limited liability company ("Buyer"), and American Pad & Paper Company , a Delaware corporation ("AP&P"), American Pad & Paper Company of Delaware, Inc., a Delaware Corporation ("AP&PCD"), AP&P Manufacturing, Inc., a Wisconsin corporation ("AP&PM"), WR Acquisition, Inc., a Delaware corporation ("WR"), and American Pad & Paper Sales Company, Inc., a Delaware corporation, (together with AP&P, AP&PM and WR, "Seller").

                                    RECITALS

         A. The parties hereto are parties to that certain Asset Purchase Agreement dated August 2, 2000, (the "Purchase Agreement") by and among Buyer and Seller, pursuant to which Seller shall sell to Buyer substantially all of the assets of Seller.

         B. In order to provide for an orderly transition to ownership and operation by Buyer of the Purchased Assets, Seller and Buyer desire that Seller provide the transitional services listed on EXHIBIT A attached hereto (each a "Transitional Service" and collectively, the "Transitional Services") to Buyer after the Closing Date, the provision of such services to be as set forth in and pursuant to this Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                                    ARTICLE 1
                             TRANSITIONAL SERVICES

         Section 1.1 TERM. This Agreement will be effective as of the Closing Date and will continue, with respect to each Transitional Service, for the period listed on EXHIBIT A attached hereto for such service.

         Section 1.2       TRANSITIONAL SERVICES.

         (a) Seller agrees to provide to Buyer and its affiliates the Transitional Services listed on Exhibit A to the extent requested by Buyer, at levels consistent with and in no event to exceed the extent to which such Transitional Services had been made available to Seller's AMPAD and Continuous Forms divisions before the date hereof, subject to the terms of this Agreement. In providing Transitional Services, Seller reserves the right to use third-party providers or change existing third-party providers, provided that such use or change will not (i) materially diminish the nature or scope of such services being provided under this Agreement, or
(ii) increase the amounts payable by Buyer for such services.

         (b) The parties intend that, pursuant to the provision of these services, neither party will incur a gain or loss at the expense of the other. Seller will work with Buyer to define service requirements and to ensure that resources are available to support the service requirements until both parties agree that sufficient capability is in place so that Buyer does not require that Seller provide such services; provided, however, that Seller shall not be required to provide Buyer with any service (other than Management Information Services) following the confirmation of Seller's plan of reorganization.

         Section 1.3 ABSENCE OF WARRANTIES. The parties expressly agree that no warranty will be implied under this Agreement for any of the Transitional Services, including without limitation warranties of fitness for any particular purpose or merchantability or of any other type, and further that no warranties of any sort are made herein.

         Section 1.4 INDEPENDENT CONTRACTORS. Nothing in this Agreement shall constitute evidence that the persons providing the Transitional Services are or may be deemed employees of Buyer, and neither Sellers, the party providing the Transitional Services, nor their agents or employees, shall have any power to bind or obligate Buyer contractually for any purpose whatsoever.

                                    ARTICLE 2
                                 FORCE MAJEURE

         Section 2.1 FORCE MAJEURE. Seller may suspend or reduce, in whole or in part, the performance or supply of any or all of the Transitional Services or any of its obligations hereunder to the extent that it is materially impeded in its ability to provide such Transitional Services as a result of causes beyond its reasonable control, such as natural catastrophes, governmental acts or omissions, laws or regulations, labor strikes or difficulties, transportation stoppages or slowdowns, or the inability to procure parts or materials. Any Transitional Service not provided by reason of this section will be promptly resumed upon the elimination of the Force Majeure event.

                                    ARTICLE 3
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 3.1 LIMITATION OF LIABILITY OF SELLER. Neither Seller, nor its employees or agents will be liable to Buyer for, and Buyer releases and discharges Seller, its employees and agents from, any and all claims, liabilities, actions, suits, judgments, losses, injuries, damages (including, without limitation, incidental or consequential damages), costs and expenses arising out of or connected with any act or omission of Seller, its employees or agents, with respect to the Transitional Services, other than a continuous and repeated refusal by Seller to provide such Transitional Services in breach of this Agreement, gross negligence or the willful misconduct of Seller, its employees or agents.

                                    ARTICLE 4
                        BILLING AND PAYMENT FOR SERVICES

         Section 4.1 BILLING PROCEDURE. Transitional Services will be billed to Buyer by the 10th business day of the month following the month in which the Transitional Service was provided.

         Section 4.2 PAYMENT TERMS. Payment will be made within 30 days of receipt of the bill.

         Section 4.3 COST OF SERVICES. Transitional Services will be provided in accordance with the costing methodology set forth on Exhibit A.


                                    ARTICLE 5
                            CONFIDENTIAL INFORMATION

         Section 5.1 TRANSITIONAL SYSTEMS ACCESS. While this Agreement remains in effect, certain Seller and Buyer employees will have access to the computer and business systems of the other. Such access will be permitted only to the extent that it is required to perform certain business functions as agreed upon by Seller and Buyer. Any access by these employees to information on these systems which is not required for business purposes will be strictly forbidden. The party whose confidential information is accessed without authorization will have the right to refuse further access to their systems by the offending employee. The party whose employee has accessed such confidential information without authorization will take appropriate disciplinary action with regard to that offending employee in such party's discretion.


                                    ARTICLE 6
                                  MISCELLANEOUS

         Section 6.1 NOTICES. All notices required to be given hereunder shall be provided in the manner set forth in the Purchase Agreement.

         Section 6.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 6.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.4 WAIVER. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, whether of similar or different nature, unless so expressly stated in writing.

         Section 6.5 MODIFICATION. This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by all of the parties to this Agreement.

         Section 6.6 SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         Section 6.7 STRICKEN WORDS OR PHRASES. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated had never appeared in this Agreement.

         Section 6.8 NUMBER AND GENDER. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         Section 6.9   MISCELLANEOUS. This Agreement and all Exhibits hereto
(i) constitute the entire agreement of the parties as to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (ii) are not intended to and shall not confer upon any other person or business entity, other than the parties hereto, any rights or remedies with respect to the subject matter hereof; (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and (iv) shall not be assigned by operation of law or otherwise without the prior written consent of the parties hereto.

         Section 6.10 SPECIFIC PERFORMANCE. Seller and Buyer acknowledge that the Transitional Services are a vital, necessary and unique part of the orderly separation by Seller and transition to ownership and operation by Buyer of Seller's AMPAD and Continuous Forms divisions, and that any breach of this Agreement by Seller could not be adequately compensated by monetary damages. Accordingly, if Seller breaches its obligations under this Agreement, Buyer shall be entitled, in addition to any other remedies that it may have, to the enforcement of this Agreement by a decree of specific performance requiring Seller to fulfill its obligations under this Agreement.

         Section 6.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Seller and Buyer hereby expressly consent to the jurisdiction of the Supreme Court of the State of New York with respect to any action or proceeding between Seller and Buyer with respect to this Agreement or any rights or obligation of such party pursuant to this Agreement and each of Seller and Buyer agrees that the venue shall lie in Suffolk County, New York. Each party of this Agreement waives trial by jury in any such action or proceeding and consents to the service of process in any such action or proceeding in the manner provided for notices and other communications in Section 6. 1.

         IN WITNESS WHEREOF, the parties hereto have caused this Transitional Services Agreement to be executed by their duly authorized representatives as of the date first written above.



By                                         By:
  ----------------------------                -----------------------------
Print Name:                                Print Name:
           ------------------                         ---------------------
Title:                                     Title:
      -----------------------                    --------------------------

                                    EXHIBIT D



                     GUARANTY OF SUPER AMERICAN TISSUE, INC.


         1. Pad and Paper of America LLC, a Delaware limited liability company ("Buyer"), is entering into an Asset Purchase Agreement, dated as of August 2, 2000 (the "Purchase Agreement"), by and among the Buyer, American Pad & Paper Company, American Pad & Paper Company of Delaware, Inc., AP&P Manufacturing, Inc., WR Acquisition, Inc. and American Pad & Paper Sales Company, Inc. (collectively, the "Sellers"). Pursuant to the Purchase Agreement, Buyer will, under certain circumstances, be obligated to pay the Buyer Termination Fee (as such term is defined in the Purchase Agreement). The undersigned guarantor, Super American Tissue Inc. (the "Guarantor"), an affiliate of Buyer, hereby unconditionally and absolutely undertakes, guarantees and agrees to cause Buyer to perform Buyer's obligation and agreement to immediately pay the Buyer Termination Fee when due and expressly agrees to be liable in the event Buyer fails to pay the Buyer Termination Fee (as such term is defined in the Purchase Agreement).

         2. The Guarantor hereby represents, warrants and covenants to the Sellers, as of the date hereof, that:

              (a) ORGANIZATION; AUTHORITY. The Guarantor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor has all requisite corporate power and authority to execute and deliver this Guaranty, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Guaranty has been duly authorized, executed and delivered by the Guarantor, constitutes the valid and binding agreement of the Guarantor and is enforceable against the Guarantor in accordance with its terms.

              (b) CONFLICTING INSTRUMENTS; CONSENTS. The execution and delivery by the Guarantor of this Guaranty do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or the bylaws (or the equivalent thereof) of the Guarantor, or conflict with or result in a breach of, or create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Guarantor is a party.

              (c) LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the knowledge of the Guarantor, threatened, at law or in equity, or before or by any arbitrator or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, relating to or involving the transactions contemplated by this Guaranty.

              (d) FINANCIAL ABILITY. The Guarantor has the financial ability to perform all of its obligations under this Guaranty.

         3. Guarantor waives all presentments, demands for payment, performance or default, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty.

         4. This Guaranty is the final expression of the agreement between the Guarantor and the Sellers and this written agreement may not be contradicted by evidence of any alleged oral agreement. This Guaranty may not be amended or modified except by a written document that is executed by Guarantor and the Sellers.

         5. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law rules thereof.

         6. This Guaranty is and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         7. All disputes arising out of or related to this Guaranty, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof will be resolved in the Court (as defined in the Purchase Agreement), and the Guarantor submits to the exclusive jurisdiction of the Court for the purpose of adjudicating any such dispute.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first written above.

                                       GUARANTOR

                                       SUPER AMERICAN TISSUE INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT E


                           FORM OF OPINION OF COUNSEL

Ladies and Gentlemen:

         We have acted as counsel for American Pad & Paper Company, American Pad & Paper Company of Delaware, Inc., American Pad & Paper Sales Company, Inc. and WR Acquisition, Inc., each, a Delaware corporation, and AP&P Manufacturing, Inc., a Wisconsin corporation, in connection with the Acquisition pursuant to the Asset Purchase Agreement dated as of August __, 2000 among Sellers and Buyer (the "Purchase Agreement") and the consummation of the other transactions contemplated by the Purchase Agreement. Capitalized terms used herein without definitions will have the respective definitions ascribed to such capitalized terms in the Purchase Agreement. We are rendering this opinion to you pursuant to Section 6.1(d)(vi) of the Purchase Agreement.

         In connection with this opinion, we have examined the following documents as executed at or prior to the Closing:

         the Purchase Agreement; and

         the bills of sale and assignment documents relating to the items of personal property included in the Acquired Assets to be assigned and transferred to Buyer or its designees at the Closing pursuant to the Purchase Agreement.

         In addition to the foregoing, we have examined the original or certified, conformed or photostatic copies of such other instruments, documents and agreements and such corporate and public records as we have deemed necessary or relevant for the purpose of issuing the opinion hereinafter expressed. In our examination of the foregoing instruments, documents, agreements and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. As to any facts material to this opinion, we have, to the extent that such facts were not independently established by us, relied upon certificates of officers and employees of Sellers.

         We understand that with respect to Real Property title matters you will be relying on the title insurance commitments issued to you. We have not made any investigation of, and do not express an opinion as to, any matters of title to or the descriptions of any Real Property or priority of liens.

         We express no opinion with respect to the effect of the laws of any jurisdiction, other than the Delaware General Corporation Law, the law of the States of California and New York and the federal law of the United States. While we are not admitted to practice in the State of Delaware we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained herein.

         Each opinion set forth below relating to the enforceability of any agreement or instrument against each of the Sellers is subject to the following qualifications:

         (a) as to any agreement or instrument delivered by any of Sellers, we assume that such Seller has received the agreed-to consideration therefor; and

         (b) as to any agreement or instrument to which any of Sellers is a party, we assume that such agreement or instrument is the binding obligation of each other party thereto.

         Based upon, and subject to, the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. Except for AP&P Manufacturing, Inc. for which we render no opinion, each of Sellers is a duly organized corporation and is validly existing under the laws of its jurisdiction of incorporation, with full power to carry on its respective part of the Business as it is now conducted and to own, lease, license or operate the Acquired Assets.

         2. Except for AP&P Manufacturing, Inc. for which we render no opinion, each of Sellers has all requisite power and authority to enter into the Purchase Agreement and the Transaction Documents to which it is a party and to consummate the Transactions. The Purchase Agreement and the other Transaction Documents to be executed by Sellers in connection with the Purchase Agreement have been, or upon execution, will have been, duly executed and delivered by Sellers, have been effectively authorized by all necessary corporate action of Sellers, and constitute, or upon execution, will constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

         3. The bills of sale and other assignment documents executed by Sellers at the Closing which purport to assign and transfer to Buyer and its designees all right, title and interest of Sellers in the items of personal property included in the Acquired Assets, are in proper form to effect such assignment and transfer to Buyer and its designees.

         4. The execution, delivery and performance by each of Sellers of the Purchase Agreement and the Transaction Documents to which such Seller is a party, and the consummation of the Transactions contemplated hereby and thereby, will not, as of the Closing Date, (i) require any consent, approval, authorization or other order of, or qualification with, any Governmental Authority, except such as have been obtained or filings and recordings with certain Government Authorities to register or record certain of the Transaction Documents, (ii) conflict with, or constitute a breach of any of the provisions of, or a default under, the charter, by-laws or other organizational document of any of the Sellers (except for AP&P Manufacturing, Inc. for which we render no opinion), or (iii) violate any material law applicable to Sellers or the Acquired Assets (excepting all local laws and ordinances).

         Our opinion that any document is valid, binding or enforceable in accordance with its terms is qualified as to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, (b) rights to indemnification and contribution which may be limited by applicable law and equitable principles, and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         The opinion expressed herein is rendered solely for your benefit and use and the benefit of Deutsche Bank Securities Corporation. This opinion may not be relied upon by any other person without our prior written consent. Except as hereinabove expressly set forth, no opinion is made, and none shall be implied. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                           Very truly yours,

                                           Gibson, Dunn & Crutcher LLP


[The Sellers agree to procure an opinion of counsel that is admitted to practice in the State of Wisconsin to opine on the matters excluded from the opinions set forth above.]

                                    EXHIBIT F

                              FORM OF INTERIM ORDER

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE                                     )
                                          )
AMERICAN PAD & PAPER COMPANY,             )        CHAPTER 11
WR ACQUISITION, INC.,                     )
AMERICAN PAD & PAPER COMPANY              )
  OF DELAWARE, INC.,                      )        CASE NOS. 00-00066 (RRM)
AP&P MANUFACTURING, INC.,                 )        THROUGH 00-00072 (RRM)
AMERICAN PAD & PAPER SALES                )
  COMPANY, INC.,                          )
AP&P FINANCING COMPANY, INC., AND         )        JOINTLY ADMINISTERED UNDER
AMERICAN PAD AND PAPER                    )        CASE NO. 00-00066 (RRM)
  FOREIGN SALES CORPORATION,              )
                                          )
                           DEBTORS.       )

               ORDER (1) APPROVING SALE PROCEDURES FOR SALE OF THE
                ASSETS OF THE DEBTORS' AMPAD AND FORMS DIVISIONS;
               (2) SCHEDULING DATE, TIME AND PLACE FOR AUCTION AND
               FURTHER HEARING TO APPROVE SALE; AND (3) APPROVING
                FORM OF NOTICE OF THE SALE PROCEDURES AND AUCTION


         Upon the Motion (the "Motion")1 of American Pad & Paper Company ("AP&P") and its affiliated debtors and debtors in possession (collectively with AP&P, the "Debtors") for entry of an order under sections 105, 363 and 365 of title 11 of the United States Code (the "Bankruptcy Code") (i) approving certain sale procedures (the "Sale Procedures") applicable to the submission of a bid for the purchase of substantially all of the assets of the Debtors' AMPAD and Forms divisions (the "Assets"), (ii) scheduling an auction (the "Auction") and a further hearing to approve the sale of such


--------------------
(1) Capitalized terms used but not defined herein shall have the meaning set forth in the Motion or, if not defined in the Motion, in the Asset Purchase Agreement.

assets (the "Sale Hearing"), (iii) approving the form of notice of the Auction and the Sale Procedures and (iv) approving the form of Cure Notice; and any objections to the Motion having been overruled; and upon consideration by the Court; and it appearing that the Debtors have good business justifications for requesting the sale of the Assets; and it appearing that the relief requested in the Motion is necessary and appropriate to assist the Debtors in their efforts to obtain the maximum value for the Assets and is in the best interests of the Debtors and their estates and creditors; and after due deliberation and sufficient cause appearing therefor, it is hereby FOUND AND DETERMINED THAT:2

         A. The Debtors have articulated good and sufficient reasons for approving (i) the manner of notice of the Sale Motion, the Sale Hearing and the assumption and assignment of the Assumed Contracts, (ii) the form of notice of the Sale Motion and the Sale Hearing (the "Sale Notice") to be distributed to creditors and other parties in interest, including prospective bidders, (iii) the form of Cure Notice related to the assumption and assignment of the Assumed Contracts to be filed with the Court and served on parties to each Assumed Contract, (iv) the Sale Procedures and (v) the buyer protections, as described in the Motion and the Asset Purchase Agreement.

         B. The Debtors' payment or credit, as the case may be, to the Buyer (as set forth in the Asset Purchase Agreement) of the Topping Fee and/or the Expense Reimbursement, as applicable, is (a) an actual and necessary cost and expense of preserving the Debtors' estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) of substantial benefit to the Debtors' estates, (c) reasonable and appropriate, including in light of the size and nature of the


--------------------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be

                                              [Footnote continued on next page]
proposed transaction and the efforts that have been or will be expended by the Buyer notwithstanding that the proposed sale is subject to higher and better offers for the Assets and (d) necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Assets. The Topping Fee and Expense Reimbursement were a material inducement for, and condition of, the Buyer's entry into the Asset Purchase Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Assets under the terms of the Asset Purchase Agreement unless it is assured payment or credit, as the case may be, of the Topping Fee and the Expense Reimbursement. Thus, assurance to the Buyer of payment or credit, as the case may be, of the Topping Fee or Expense Reimbursement is designed to promote more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited. Further, because the Topping Fee and the Expense Reimbursement induced the Buyer to research the value of the Assets and submit a bid that will serve as a minimum bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Assets are sold will reflect their true worth. Finally, absent authorization of the Topping Fee and the Expense Reimbursement, the Debtors may lose the opportunity to obtain the highest and best available offer for the Assets.

         C. The bidding procedures, as described in the Motion and herein, are reasonable and appropriate and represent the best method for maximizing the sale price of the Assets.

         NOW, THEREFORE, IT IS HEREBY:


--------------------

[Footnote continued from previous page]
     construed as findings of fact when appropriate. SEE Fed. R. Bankr. P. 7052.

         ORDERED that the Auction for the sale of the Assets pursuant to the sale procedures contained herein shall be held at 10:00 a.m. on September 13, 2000, at the offices of Richards, Layton & Finger, which are located at One Rodney Square, Eighth Floor, Wilmington, Delaware 19899; and it is further

         ORDERED that a hearing on the approval of the sale of the Assets (the "Sale Hearing") shall be held before the Honorable Roderick R. McKelvie in the United States District Court for the District of Delaware, 844 North King Street, Wilmington, Delaware 19801, on September 14, 2000, at 11:00 a.m., or as soon thereafter as counsel can be heard; and it is further

         ORDERED that the following competitive bidding procedures are hereby approved and shall be employed by any party interested in submitting a bid (a "Competing Bid") for the Assets (a party submitting a Competing Bid is referred to herein as a "Competing Bidder"):

         a. Each party requesting information relating to the Assets is required to (i) demonstrate to the Debtors that such party has the financial wherewithal to make a Competing Bid and (ii) execute a confidentiality agreement in form and substance satisfactory to the Debtors. Upon fulfillment of the requirements set forth in the preceding sentence, and consistent with the requirements of section 8.4 of the Asset Purchase Agreement, the Debtors shall take such actions necessary to afford such parties reasonable access to requested information on a reasonably prompt basis in a manner that provides all such parties a fair opportunity to evaluate information and to prepare a Competing Bid by the Bid Deadline.

         b. Each Competing Bid submitted prior to the Auction must be made in writing and executed by an individual authorized to bind the prospective purchaser to its terms. The initial Competing Bid of each party must be served so that such bids are received no later than 4:00 p.m., on September 6, 2000 (the "Bid Deadline"), upon (i) Robert Kost of Lazard Freres & Co. LLC, 30 Rockefeller Plaza, 60th Floor, New York, New York 10112 (facsimile number (212) 632-6060), (ii) D.J. Baker, Esq. and Conor Reilly, Esq. of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193 (facsimile number (212) 351-4035), (iii) Nicholas J. Kaiser, Esq. of Mandel Resnik & Kaiser P.C., 220 East 42 Street, 20th Floor, New York, New York 10017 (facsimile number (212) 573-0067/12,
                  (iv) Laurie Selber Silverstein, Esq. of Potter Anderson & Corroon LLP, Hercules Plaza, 1313 North Market Street, 6th Floor, Wilmington, Delaware 19801 (facsimile number (302) 658-1192), (v) Richard Stern, Esq. of Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, New

                  York 10017 (facsimile number (212) 293-2700) and David Friedman, Esq. of Kasowitz, Benson, Torres & Friedman LLP, 1301 Avenue of the Americas, New York, New York 10019 (facsimile number (212) 506-1800); and the copy to Lazard Freres & Co. must be accompanied by the Earnest Money Deposit (as defined below).

         c. Each Competing Bid must be binding, shall be for the purchase of all or substantially all of the Assets, and shall be on substantially the same terms and conditions (other than as to Purchase Price) as those set forth in the Asset Purchase Agreement, or more favorable terms.

         d. The initial purchase price offered by any Competing Bidder shall be at least the sum of the Purchase Price in the Asset Purchase Agreement, the Topping Fee, the Expense Reimbursement, and $250,000 (the "Initial Competing Bid Amount").

         e.                The initial Competing Bid of each party shall be
                  accompanied by:

                  (i) a certified or bank check, wire transfer or non-contingent irrevocable letter of credit payable to Lazard Freres & Co. LLC, as the Debtors' agent, for not less than $500,000 (the "Earnest Money Deposit"), such funds representing a refundable earnest money deposit to be held in escrow and applied toward the purchase price if the Competing Bid is accepted and the sale approved by this Court, or returned to the Competing Bidder if the bid is not accepted and approved by this Court. If a Competing Bid is accepted and approved by this Court but the closing of the sale does not occur by September 30, 2000 (other than by reason of a default by the Debtors), the Debtors shall retain the deposit, and such deposit shall not be applied toward the purchase price of any future purchase;

                  (ii) evidence reasonably acceptable to the Debtors demonstrating that the Competing Bidder has the financial ability to close and consummate an acquisition of the Assets. If financing is to be provided by any external source(s), included with the Competing Bid shall be a statement of the terms and present status of all financing arrangements, including copies of all existing commitment agreements, if any, and the forms of all commitment agreements anticipated to be obtained. Competing Bidders must provide the names and telephone numbers of the contact persons at the institutions providing financing in connection with the Competing Bid, inform such persons that they may be contacted by the Debtors or their representatives and authorize such persons to communicate with the Debtors or their representatives regarding the Competing Bid;

                  (iii) the name and telephone number(s) of a contact person who will be available to answer questions regarding the Competing Bid, as well as the names and telephone numbers of any financial and legal advisors retained by the Competing Bidder, as applicable;

                  (iv) a statement that the Competing Bidder has received all necessary corporate governance approvals. Any material conditions to closing must be clearly described and detailed in the Competing Bid, including identifying any consents and approvals that the Competing Bidder views as essential to completing the transaction. Competing Bidders should also acknowledge that the Debtors believe that time is of the essence. The scope of any representations, warranties, covenants and any conditions to closing deemed to be material to the Debtors in their sole and exclusive discretion may cause the Debtors to discount the value of a Competing Bid; and

                  (v) such other information as reasonably may be requested by the Debtors.

         f. Only those Competing Bids that meet all of the requirements of paragraphs b through e above shall constitute "Qualified Competing Bids," and only parties submitting Qualified Competing Bids shall be entitled to participate in the Auction.

         g. During the Auction, any bid after the Initial Competing Bid Amount for the Assets shall be in increments of at least $500,000 in excess of the last bid (the "Minimum Incremental Bid Amount"); provided that, in its bid, Buyer shall be credited with the amount of the Topping Fee and the Expense Reimbursement. All parties desiring to participate in the Auction shall be present through representatives who are authorized to make binding bids on behalf of the prospective purchaser. In addition, only Competing Bids made in compliance with the terms set forth herein shall be considered at the Auction.

         h. At the Sale Hearing, the Debtors, after consultation with their prepetition and postpetition bank lenders and the Committee, shall present to the Court their recommendation on the highest and best bid. The Court, in its discretion, may then approve the highest and best bid for the Assets.

         i. If a bid is approved by this Court, but such bid does not result in the sale of the Assets by September 30, 2000, other than because of a default by the Debtors, the Debtors may close upon the second highest offer as determined by the Debtors, with the written consent of their prepetition and postpetition bank lenders, and such closing shall require no further order of the Court.

         j. If no Qualified Competing Bids are received, the Debtors will not conduct the Auction, and the Court, in its discretion, will decide whether to approve the sale to the Buyer under the terms of the Asset Purchase Agreement; and it is further

         ORDERED that the Topping Fee and the Expense Reimbursement, as more fully described in the following paragraph and the Asset Purchase Agreement, are hereby approved.

The Topping Fee and Expense Reimbursement shall constitute superpriority administrative expense claims in the bankruptcy case of each of the Debtors under sections 503(a) and 507(a)(1) of the Bankruptcy Code, senior to all other superpriority claims, and shall be paid in accordance with the Asset Purchase Agreement without further order of the Court; and it is further

         ORDERED that the Topping Fee and Expense Reimbursement shall be payable from the proceeds of the Closing of the sale of the Assets before any other expenses or claims are paid, regardless of priority, on the following terms: (a) the Sellers will pay the Topping Fee, in the amount of $2,013,450, to the Buyer if (i) the Buyer has delivered a Financing Commitment to the Sellers, (ii) the Buyer has not materially breached the Asset Purchase Agreement and (iii) the Assets, or any material portion thereof, are sold to another bidder; and (b) the Sellers will pay the Expense Reimbursement, in the amount of up to $1,500,000 for the Buyer's out-of-pocket costs and expenses (including reasonable, documented legal, accounting, and other consultant fees and expenses) incurred in connection with the proposed transaction, if (i) the Buyer has delivered a Financing Commitment to the Sellers and (ii) the Asset Purchase Agreement is terminated by the Buyer for certain reasons enumerated in section 8.1(b) of the Asset Purchase Agreement (the "Triggering Events"), including, but not limited to, the sale of the Assets, or any material portion thereof, to another purchaser (PROVIDED, HOWEVER, that the Expense Reimbursement shall not be payable on account of any Triggering Event that occurs after the Closing or while Buyer is in breach of the Asset Purchase Agreement).

         ORDERED that the form of notice attached to the Motion as Exhibit C (the "Notice") is reasonable and adequate notice of the Sale Procedures and the Auction and is hereby approved; and it is further

         ORDERED that the form of notice attached to the Motion as Exhibit D (the "Cure Notice") is reasonable and adequate notice of the assumption and assignment and cure amount related to each Assumed Contract and is hereby approved; and it is further

         ORDERED that the terms of this Order are without prejudice to the rights of any appropriate party to object at the Sale Hearing; and it is further

         ORDERED that objections, if any, to the relief requested at the Sale Hearing must (i) be in writing; (ii) conform to the requirements of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Rules of the United States Bankruptcy Court for the District of Delaware; (iii) set forth the name of the objector and the nature and amount of any claims against or interests in the applicable Debtor(s); (iv) state with particularity the legal and factual basis for the objection and the specific grounds therefor; and
(v) be filed with the Court by 4:30 p.m., on September 6, 2000 (the "Objection Deadline"), and served so that such objections are RECEIVED no later than such date and time upon D.J. Baker, Esq., Esq. of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166; Michael A. Rosenthal, Esq. of Gibson, Dunn & Crutcher LLP, 2100 McKinney Avenue, Dallas, Texas 75201; David Friedman, Esq. of Kasowitz, Benson, Torres & Friedman, 1301 Avenue of the Americas, New York, New York 10019; Richard Stern, Esq. of Luskin, Stern & Eisler, LLP, 330 Madison Avenue, New York, New York 10017; Nicholas J. Kaiser, Esq., Mandel Resnik & Kaiser P.C., 220 East 42 Street, New York, New York 10017; Laurie Selber Silverstein, Potter Anderson & Corroon LLP, 1313 North Market Street, 6th Floor, Wilmington, Delaware 19801; and Maria Giannirakis, Esq. of the Office of the United States Trustee, Curtis Center, 601 Walnut Street, Suite 950 West, Philadelphia, PA 19106; and it is further

         ORDERED that the failure of any person or entity that has received notice of the Sale Motion to file objections thereto on a timely basis shall be a bar to the assertion of any objection to the Debtors' consummation and performance of the Asset Purchase Agreement (including the transfer of the Assets and Assumed Contracts free and clear of all claims, liens, encumbrances and interests) if approved by this Court by such person or entity at the Sale Hearing or thereafter; and it is further

         ORDERED that notice of the relief requested at the Sale Hearing, as provided below, shall be deemed good and sufficient notice thereof, and any requirements for other notice shall be, and hereby are, waived and dispensed with pursuant to rules 2002, 6004, 6006 and 9007 of the Federal Rules of Bankruptcy Procedure and section 102 of the Bankruptcy Code and pursuant to this Court's powers under section 105 of the Bankruptcy Code:

         a. On or before August 21, 2000, the Debtors shall serve by regular U.S. mail a copy of this Order upon the Office of the United States Trustee, the agents for the Debtors' bank lenders and the agent's counsel, counsel for the official committee of unsecured creditors, parties in interest that have requested notice pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure, counsel to the Buyer, all appropriate regulatory agencies, all entities known to the Debtors to have expressed a BONA FIDE interest (in the Debtors' business judgment) in a transaction with respect to the Assets during the past six months, and all entities known to have asserted a claim against, an interest in, a lien against or encumbrance on the Assets, all parties to any executory contract or unexpired lease then designated as an Assumed Contract, the United States Attorney's Office, the Securities and Exchange Commission, the Internal Revenue Service;

         b. No later than August 25, 2000, the Debtors shall cause the Notice to be published in the national edition of THE WALL STREET JOURNAL; and

         c. No later than seven (7) days prior to the Sale Hearing, the Debtors shall file with the Court and serve the Cure Notice on all non-Debtor parties to the Assumed Contracts by expedited mail delivery, federal express or other overnight courier or facsimile, which notice shall identify (i) each such Assumed Contract and (ii) the cure necessary to assume the Assumed Contract (the "Cure"). Objections, if any, to the proposed assumption and assignment or the Cure related to an Assumed Contract shall be filed and served so as to be received no later than two (2) days prior to the Sale Hearing. Any such objection must state with specificity what Cure is required (with appropriate documentation in support thereof). If no objection is timely received, the Assumed Contract shall be deemed assumed and assigned to the Buyer on the Closing Date and the Cure set forth in the Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Contract or any other document, and the non-Debtor party to the Assumed Contract shall be forever barred from asserting any other claims against the Buyer or the Assets, as to such Assumed Contract; and it is further

         ORDERED that the Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date; and it is further

         ORDERED that the provisions of the Asset Purchase Agreement shall not be applied in a manner contrary to the terms of this Order.

Dated:     Wilmington, Delaware
           August ___, 2000


                                                   ----------------------------
                                                       RODERICK R. McKELVIE
                                                   UNITED STATES DISTRICT JUDGE

                                    EXHIBIT G

                               FORM OF SALE ORDER

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE                                     )
                                          )
AMERICAN PAD & PAPER COMPANY,             )        CHAPTER 11
WR ACQUISITION, INC.,                     )
AMERICAN PAD & PAPER COMPANY              )
  OF DELAWARE, INC.,                      )        CASE NOS. 00-00066 (RRM)
AP&P MANUFACTURING, INC.,                 )        THROUGH 00-00072 (RRM)
AMERICAN PAD & PAPER SALES                )
  COMPANY, INC.,                          )
AP&P FINANCING COMPANY, INC., AND         )        JOINTLY ADMINISTERED UNDER
AMERICAN PAD AND PAPER                    )        CASE NO. 00-00066 (RRM)
  FOREIGN SALES CORPORATION,              )
                                          )
                           DEBTORS.       )

         ORDER UNDER 11 U.S.C. SECTIONS 105, 363, 365 AND 1146 APPROVING
               (i) ASSET PURCHASE AGREEMENT WITH PAD AND PAPER OF
              AMERICA LLC, AND (ii) SALE OF AMPAD AND FORMS ASSETS
               FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS AND
                  ENCUMBRANCES AND ASSUMPTION AND ASSIGNMENT OF
                CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         This matter having come on for hearing (the "Sale Hearing") on the 14th and 18th days of September, 2000, upon the motion, filed August 16, 2000 (the "Sale Motion"), of American Pad & Paper Company ("AP&P") and its affiliated debtors and debtors-in-possession (the "Debtors"), for an order under sections 105, 363, 365 and 1146 of title 11 of the United States Code (the "Bankruptcy Code") authorizing, INTER ALIA, the sale of certain of the Debtors' assets related to the Debtors' AMPAD and Forms divisions (the "Acquired Assets") free and clear of (a) all mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, easements, restrictions or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership including all "interests" in the Acquired Assets within the meaning of section 363(f) of the Bankruptcy Code (the foregoing collectively referred to herein as "Liens") and (b) all debts arising in any way in connection with any acts or omissions of any of the Sellers (as defined herein), claims (as that term is defined in section 101(5) of the Bankruptcy Code) against the Sellers (as defined herein) arising on or prior to the date of the closing of the sale under the Asset Purchase Agreement and obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of or against the Sellers (as defined herein) of any kind and nature, whether arising prior to or subsequent to the commencement of these cases, whether matured or unmatured, liquidated or unliquidated, whether known or unknown and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, those of the kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code (the foregoing collectively referred to herein as "Claims") and the assumption and assignment of certain contracts (the "Assumed Contracts") to Pad and Paper of America LLC, an affiliate of American Tissue Inc., or its designee (the "Buyer") pursuant to the terms of an Asset Purchase Agreement, dated August 2, 2000, among certain of the Debtors and Buyer, as amended by amendments dated as of August 14, 2000 and September 18, 2000 (as so amended, the "Asset Purchase Agreement");1 and

         This Court having entered an order, dated August 17, 2000, scheduling the Sale Hearing with respect to the sale of the Acquired Assets, prescribing the form and manner of notice thereof and approving bidding procedures and bid protections related to the sale (the "Sale Procedures Order"); and



---------------------
(1) Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Sale Motion or, if not defined therein, in the Asset Purchase Agreement.

         This Court having reviewed the pleadings, afforded all parties a reasonable opportunity to bid and heard such representations of counsel, arguments, evidence and objections as were appropriate under the circumstances,

         NOW, THEREFORE, based upon all of the evidence, including evidence proffered or adduced at the Sale Hearing, memoranda, objections and representations and argument of counsel in connection with the Sale Hearing, and upon the entire record of the Sale Hearing and of the Debtors' chapter 11 cases, and after due deliberation thereon, and good cause appearing therefor,

         IT IS HEREBY FOUND, CONCLUDED AND DETERMINED THAT:

         A. The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to rule 7052 of the Federal Rules of Bankruptcy Procedures (the "Bankruptcy Rules"), made applicable to this proceeding pursuant to rule 9014 of the Bankruptcy Rules. To the extent that any finding of fact shall later be determined to be a conclusion of law it shall be so deemed and vice versa.

         B. This Court has jurisdiction to hear and determine the Sale Motion pursuant to 28 U.S.C. Sections 157 and 1134.

         C. Venue of this case in this district is proper pursuant to 28 U.S.C. Section l408(a) and venue of this proceeding is proper pursuant to 28 U.S.C. Section 1409(a).

         D. Determination of the Sale Motion is a core proceeding under 28 U.S.C. Sections 157(b) (2) (A) and (N). The statutory predicates for the relief requested herein are sections 105, 363, 365 and 1146 of the Bankruptcy Code and rules 2002, 6004, 6006, 9104 and 9019 of the Bankruptcy Rules.

         E. The Debtors have followed the procedures for notice of the Sale Motion and the Sale Hearing set forth in the Sale Procedures Order, which procedures were fair and reasonable to provide notice of the Sale Motion and the Sale Hearing to all creditors and other parties in interest and to provide interested bidders with notice of the Sale Motion and Sale Hearing and an opportunity to bid for the Acquired Assets.

         F. Proper, timely, adequate and sufficient notice of the Sale Motion, the Auction, the Sale Hearing, the sale and the assumption and assignment of the Assumed Contracts has been provided in accordance with all applicable law, including without limitation, section 102(1) of the Bankruptcy Code and rules 2002, 6004, 6006, 9014 and 9019 of the Bankruptcy Rules and the Sale Procedures Order, and no other or further notice of the Sale Motion, the Sale Hearing, the assumption and assignment of the Assumed Contracts, or of the entry of this Sale Order is required. The marketing efforts, advertising and solicitations conducted in connection with the sale of the Acquired Assets were appropriate and reasonable to obtain the highest and best price for the Acquired Assets and in compliance with the Sale Procedures Order.

         G. A reasonable opportunity to bid, to object and to be heard regarding the relief requested in the Sale Motion has been afforded to all creditors, parties in interest and other entities, including, but not limited to, (a) the Office of the United States Trustee, (b) the committee of unsecured creditors appointed in the Debtors' chapter 11 cases, (c) the Debtors' bank lenders (the "Committee"), (d) each party in interest that has requested notice under rule 2002 of the Bankruptcy Rules, (e) counsel to American Tissue, (f) all appropriate regulatory agencies, (g) all entities known to the Debtors to have expressed a BONA FIDE interest (in the Debtors' business judgment) in a transaction with respect to the Acquired Assets during the last six months, (h) all entities known to have asserted a Claim against, or a Lien on, the Acquired

Assets, (i) all parties to Assumed Contracts, (j) all federal, state and local taxing authorities or recording offices which have a known interest in the relief requested in the Motion; (k) the United States Attorney's office; (l) the Securities and Exchange Commission and (m) the Internal Revenue Service.

         H. Objections to the Motion were filed by the following: (i) Credit Agricole Indosuez ("Credit Agricole"); (ii) Bankers Trust Company; (iii) International Paper Company; (iv) Georgia-Pacific Corporation; (v) City of Dallas, Dallas County, Corsicana ISD and Navarro County (the "Texas Taxing Authorities"); (vi) Salt Lake County; (vii) City of Holyoke Gas & Electric Department ("HGED"); and (viii) City of Holyoke (together with the Texas Taxing Authorities, Salt Lake County and HGED, the "Tax Collectors").

         I. No bids for the Acquired Assets were received in connection with the Auction.

         J. The Buyer has adequately demonstrated its financial wherewithal to pay the Purchase Price and its commitment to close the transactions contemplated by the Asset Purchase Agreement.

         K. The highest and best price for the Acquired Assets is represented by the Purchase Price under the Asset Purchase Agreement and it is therefore in the best interest of the Debtors, their respective creditors, and their respective estates that the Court enter this order (the "Sale Order") authorizing and directing, under sections 105, 363, 365 and 1146 of the Bankruptcy Code, (1) the Debtors who are party to the Asset Purchase Agreement (the "Sellers") to enter into and comply with the terms and conditions of the Asset Purchase Agreement; (2) the sale of the Acquired Assets to the Buyer, free and clear of all Liens and Claims, except as permitted by the Asset Purchase Agreement; and (3) Sellers, subject to payment of the Cure Amounts by Buyer, to assume and assign to the Buyer, or its designees, the Assumed Contracts described in the Asset Purchase Agreement.

         L. Upon the issuance of this Sale Order and consent of the DIP Lenders (1) each of the Sellers has full corporate power and authority, and is directed forthwith, to execute and deliver the Asset Purchase Agreement and all other documents contemplated thereby, including, without limitation, all documents necessary to assign the Assumed Contracts, and the sale of the Acquired Assets to the Buyer by the Sellers shall be deemed to have been duly and validly authorized by all necessary corporate action of the Sellers; (2) each of the Sellers has all the corporate power and authority necessary to consummate the transactions contemplated by the Asset Purchase Agreement; and
(3) other than those consents expressly provided for in the Asset Purchase Agreement, no consents, approvals or orders are required for the Sellers to consummate the transactions contemplated by the Asset Purchase Agreement.

         M. Approval of the Asset Purchase Agreement and consummation of the sale of the Acquired Assets at this time are in the best interests of each of the Debtors, their respective creditors, and their respective estates. The Debtors intend to propose a plan or plans of reorganization under chapter 11 of the Bankruptcy Code. However, they have presented good and sufficient business justification for the sale of the Acquired Assets and the assumption and assignment of the Assumed Contracts pursuant to sections 363 and 365 of the Bankruptcy Code in advance of, and in contemplation of, the confirmation of such plan or plans of reorganization, in that, among other things:

         (1) An expeditious sale of the Acquired Assets in accordance with the procedures followed by the Debtors will enable the estates to realize the highest possible price for the Acquired Assets, and in the absence of a prompt sale the value of the Acquired Assets will likely decline precipitously in value due to deteriorating market conditions, inadequate liquidity for necessary operating and capital expenditures, and uncertainty about the future of the Debtors' businesses; and

         (2) Claims against the Debtors' estates will be minimized as a result of the prompt consummation of a sale of the Acquired Assets and the assumption of certain liabilities by American Tissue under the Asset Purchase Agreement and the concomitant assumption and assignment of the Assumed Contracts to American Tissue.

         N. The sale of the Acquired Assets to Buyer is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization or liquidation. The sale of the Acquired Assets is a sale in contemplation of a plan and, accordingly, a transfer pursuant to section 1146(c) of the Bankruptcy Code, which shall not be taxed under any law imposing a stamp tax or a sale, transfer or any other similar tax.

         O. The Asset Purchase Agreement represents the highest and best offer for the Acquired Assets and the Purchase Price thereunder is fair and reasonable and constitutes fair consideration and reasonably equivalent value under the Bankruptcy Code and applicable state law.

         P. As a condition to the purchase of the Acquired Assets by the Buyer, the Buyer requires that the Acquired Assets be sold free and clear of all Liens and Claims (except those specifically assumed by American Tissue or otherwise permitted under the Asset Purchase Agreement), and that American Tissue has no liability for any liabilities of the Debtors (except those specifically assumed by American Tissue or otherwise permitted under the Asset Purchase Agreement). American Tissue would not enter into and consummate the sale, thus adversely affecting the Debtors' estates and their respective creditors and interfering with the Debtors' reorganization efforts, if the sale of the Acquired Assets to American Tissue were not free and clear of all Liens and Claims against and in the Debtors and the Acquired Assets, other than as specifically provided in the Asset Purchase Agreement, or if American Tissue were or would be liable for liabilities of the Debtors other than as specifically assumed by American Tissue or otherwise permitted under the Asset Purchase Agreement.

         Q. The assumption and assignment to American Tissue of the Assumed Contracts, pursuant to section 365 of the Bankruptcy Code, is in the best interest of each of the Debtors and its creditors and estate, and represents a prudent exercise of each Debtor's business judgment. The cure amounts (the "Cure Amounts") to be paid by the Debtors with respect to certain of the Assumed Contracts, listed on Exhibit A hereto, as to which the Debtors gave notice of proposed cure amounts more than seven days prior to the Sale Hearings, are hereby established in the amounts set forth on Exhibit A. The Cure Amounts for the Assumed Contracts not listed on Exhibit A will be determined by this Court at a separate hearing to be held on the 25th day of September, 2000 at 3:00 p.m. ("the Cure Hearing"). The Cure Amounts will be the sole amounts necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that have resulted from such defaults, under the Assumed Contracts. The Buyer has provided adequate assurance of the Buyer's future performance under the Assumed Contracts within the meaning of sections 365(b)
(1) (C) and (f) (2) (B) of the Bankruptcy Code.

         R. The Net Proceeds (as defined below) from the sale of the Acquired Assets shall be paid in accordance with the DIP Order (as defined below) and after the DIP Obligations (as defined below) are paid in full, shall be paid in reduction of the Debtors' obligations to the Prepetition Lenders (as defined below) and, as provided herein, to the Tax Collectors.

         S. The Asset Purchase Agreement has been proposed by American Tissue in good faith in accordance with the standards of applicable law and IN RE ABBOTTS DAIRIES OF PENNSYLVANIA, INC., 788 F.2d 143 (3d Cir. 1986). American Tissue is not affiliated with any of the Debtors. American Tissue is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby. No party has engaged in any conduct that would cause or permit the Asset Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

         T. In the absence of a stay of this Sale Order, the Buyer will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in consummating the transactions contemplated by the Asset Purchase Agreement, including the assumption by the Debtors and assignment to American Tissue of the Assumed Contracts, at any time after the entry of this Sale Order.

         U. The sale and transfer of the Acquired Assets and the assignment of the Assumed Contracts contemplated by the Asset Purchase Agreement (1) are or will be legal, valid and effective transfers of property of the Debtors' estates to American Tissue, and (2) vest or will vest American Tissue with all right, title and interest of the Debtors in and to the Acquired Assets and Assumed Contracts free and clear of all Liens and Claims under sections 363(f) and 105 of the Bankruptcy Code, other than as specifically provided in the Asset Purchase Agreement.

         V. The term "Acquired Assets" in the Asset Purchase Agreement and in this Order shall not include any accounts receivable sold by the Debtors pursuant to that certain Receivable Purchase Agreement among the Debtor and Notepad Funding Corporation dated as of May 29, 1996.

         W. American Tissue will sustain irreparable damage and harm unless the injunctions specified in the ordering paragraphs below are entered. All the elements necessary for the imposition of these injunctions have been established.

         X. All of the provisions of this Sale Order are nonseverable and mutually dependent.

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

         1. The Sale Motion is approved.

         2. All objections to the Sale Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

         3. The terms and conditions of the Asset Purchase Agreement are hereby approved in all respects. Pursuant to the provisions of sections 105, 363 and 365 of the Bankruptcy Code, the Debtors are hereby authorized and directed to consummate the sale transaction pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement. No further consent, approval or order is required for the sale of the Acquired Assets or the assumption and assignment of the Assumed Contracts, except as specified in the Asset Purchase Agreement.

         4. By the issuance of this Order, each of the Sellers is authorized and directed to execute and deliver, and empowered and directed fully to perform under, consummate and implement, the Asset Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement, and to take all further actions as may reasonably be requested by American Tissue for the purpose of assigning, transferring, granting, conveying and conferring to American Tissue or its designees, or reducing to American Tissue or its designees' possession, any or all of the Acquired Assets, or as otherwise may be necessary or appropriate to the performance of the obligations as contemplated by the Asset Purchase Agreement.

         5. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Acquired Assets shall be transferred to American Tissue upon and effective as of the Closing (and receipt by the Debtors of the Purchase Price) and, except as specifically specified in the Asset Purchase Agreement, shall be free and clear of all Liens and Claims. All such Liens and Claims (including, without limitation, Liens and Claims in respect of the DIP Obligations and the Prepetition Obligations (as such terms are defined below)) shall be released, terminated and discharged as to the Acquired Assets and shall attach to the proceeds of the sale paid by the Buyer in the order of their priority, with the same validity, force and effect they now have as against the Acquired Assets. Notwithstanding the foregoing, the Debtors may pay out of the Purchase Price (i) reasonable, usual, customary and necessary costs of closing the sale of the Acquired Assets and (ii) any amounts due to the Buyer under section 2.3 of the Asset Purchase Agreement. Notwithstanding the foregoing, in the event that there is an amount owed to Buyer under Section 2.3(f) of the Asset Purchase Agreement, then such amount shall be remitted to the Debtors, for payment to the Buyer in accordance with the Asset Purchase Agreement, first by the Prepetition Agent (to the extent that the Prepetition Agent received Net Proceeds) and second by the DIP Agent (to the extent that the DIP Agent received the Net Proceeds). Further, notwithstanding anything set forth in this Sale Order to the contrary, the Liens and Claims of the Texas Taxing Authorities shall be preserved against the Acquired Assets to the extent of their current validity, extent and priority and only to the extent necessary to secure the pro-rated post-closing taxes against the Acquired Assets assumed by the Buyer.

         6. With the exception of any liabilities specifically assumed under the Asset Purchase Agreement, all persons and entities, including, but not limited to, all debt securityholders, equity securityholders, governmental, tax and regulatory authorities, lenders, trade and other creditors, holding Liens or Claims of any kind and nature against any or in of the Debtors or with respect to the Acquired Assets, arising under or out of or in connection with or in any way relating to the Debtors, the Acquired Assets, the operations of the Debtors' businesses prior to the Closing or the transfer of the Acquired Assets to Buyer, are hereby barred, estopped and permanently enjoined from asserting such Liens and Claims against the Acquired Assets or the Buyer or any of its property, its successors, designees or assigns, or their respective affiliates, shareholders, members, officers, directors or trustees or any of their respective property.

         7. Each of the Sellers is hereby authorized and directed in accordance with section 365 of the Bankruptcy Code to (a) assume and assign to the Buyer, effective upon the Closing, each of the Assumed Contracts pursuant to the provisions of section 365 of the Bankruptcy Code, in each case free and clear of all Claims and Liens, and (b) execute and deliver to American Tissue such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts to American Tissue.

         8. The Cure Amount of each Assumed Contract is, effective upon the Closing, an Assumed Liability. Buyer shall promptly pay all Cure Amounts as required under section 365 of the Bankruptcy Code and Buyer shall have no liability or obligation arising or accruing prior to the date of the Closing under the Assumed Contracts, other than the Cure Amounts. Other than with respect to payment of the Cure Amount, if any, each non-Debtor party to an Assumed Contract shall be, and hereby is, barred, estopped and permanently enjoined from asserting against the Buyer, its property or the Acquired Assets, any default thereon which arose or accrued prior to the Closing Date or seeking to enforce or collect any money on account of any default thereon which arose or accrued prior to the Closing, whether by way of affirmative claim, counterclaim, defense, setoff or otherwise. The assumption and assignment to American Tissue, or its designees, of the Assumed Contracts, as provided in the Asset Purchase Agreement, constitutes adequate assurance of future performance thereunder consistent with section 365 of the Bankruptcy Code.

         9. The Assumed Contracts shall, upon assignment to the Buyer, be valid, binding and in full force and effect and enforceable by the Buyer in accordance with their respective terms, notwithstanding any provision of any Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts or conditions such transfer and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability with respect to the Assumed Contracts after such assignment, and each non-Debtor party to such Assumed Contract shall be, and hereby is, barred, estopped and permanently enjoined from asserting any prior default thereon or seeking to enforce or collect any portion of the Cure Amount, if any, against the Sellers.

         10. Upon the Closing Date and after the receipt of the Purchase Price, except as set forth in paragraph 5, all Liens or Claims against the Acquired Assets shall, without the necessity of further action on the part of any creditor, be deemed released and discharged. On the Closing Date, the creditors of each of the Debtors, including the DIP Lenders and the Prepetition Lenders, are authorized and directed to execute such documents and take all other actions as may be necessary to document the release of their Liens on or Claims against the Acquired Assets, if any, as such Liens or Claims may have been recorded or may otherwise exist.

         11. This Sale Order (a) is and shall be effective as a determination that, on the Closing Date and except as specially provided in the Asset Purchase Agreement and paragraph 5 of this Sale Order, all Liens and Claims existing on the Acquired Assets before the Closing have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) is and shall be binding upon and govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets.

         12. Each and every federal, state and local governmental agency or department hereby is directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase Agreement.

         13. If any person or entity (other than the DIP Lenders and the Prepetition Lenders) that has filed financing statements, mortgages, mechanics liens, LIS PENDENS or other documents or agreements evidencing Liens or Claims against or in the Acquired Assets shall not have delivered to the Sellers prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, or releases of all Liens or other interests which the person or entity has with respect to the Acquired Assets or otherwise, each Seller is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets, and Buyer is hereby authorized to file, register or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute evidence of the release of all Liens or Claims against or in the Acquired Assets of any kind or nature whatsoever.

         14. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of said Acquired Assets to American Tissue on the Closing Date.

         15. Except as otherwise expressly provided in the Asset Purchase Agreement, the Guaranty and related instruments or as otherwise provided in this Sale Order, American Tissue shall have no liability or responsibility for any liability or other obligation of the Sellers arising under or related to the Acquired Assets other than for the Purchase Price. Without limiting the effect of the foregoing, the transfer of the Acquired Assets and the assignment of the Assumed Contracts do not and will not subject American Tissue to any liability for claims against any Seller or the Acquired Assets, including, but not limited to, claims for successor or vicarious liability, by reason of such transfer under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions. American Tissue shall not be deemed, as a result of any action taken in connection with the Asset Purchase Agreement, to: (a) be the successor of any of the Debtors; (b) have, DE FACTO or otherwise, merged with or into any of the Debtors; (c) be a mere continuation or substantial continuation of any of the Debtors or the enterprise of any of the Debtors; or (d) be responsible for any liability of any of the Debtors or for payment of any benefit accruing to any of the Debtors, except as specifically provided for in the Asset Purchase Agreement.

         16. This Court retains jurisdiction (a) to enforce and implement the terms and provisions of the Asset Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith, (b) to compel delivery of the Acquired Assets to American Tissue, (c) to enforce the assumption and assignment of the Assumed Contracts, (d) to resolve any disputes arising under or related to the Asset Purchase

Agreement, (e) to interpret, implement and enforce the provisions of this Sale Order and (f) to protect American Tissue against any Claims and Liens against the Sellers or the Acquired Assets.

         17. Nothing contained in any plan of reorganization (or liquidation) confirmed in these cases or the order of confirmation confirming any plan of reorganization (or liquidation), nor any order dismissing any case or converting it to a chapter 7 liquidation shall conflict with or derogate from the provisions of the Asset Purchase Agreement, any document or instrument executed in connection therewith, or the terms of this Sale Order.

         18. American Tissue is a purchaser of the Acquired Assets in good faith as determined in accordance with applicable law, including without limitation, IN RE ABBOTS DAIRIES OF PENNSYLVANIA, INC., 788 F.2d 143 (3d Cir.
1986), and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

         19. In the absence of a stay of this Sale Order, if American Tissue elects to close under the Asset Purchase Agreement at any time after entry of this Sale Order, then, with respect to the Asset Purchase Agreement, including the assumption and assignment of the Assumed Contracts approved and authorized herein, American Tissue shall be entitled to the protections of section 363(m) of the Bankruptcy Code if this Sale Order or an authorization contained herein is reversed or modified on appeal.

         20. Except as expressly provided herein, the terms and provisions of the Asset Purchase Agreement, together with the terms and provisions of this Sale Order, shall be binding in all respects upon, and shall inure to the benefit of, each of the Debtors, its estate and its creditors, and American Tissue, and their respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all non-Debtor parties to the Assumed

Contracts to be assigned to American Tissue pursuant to the Asset Purchase Agreement and persons asserting a claim against or interest in any Debtor's estate or any of the Acquired Assets to be sold to American Tissue pursuant to the Asset Purchase Agreement, notwithstanding any subsequent appointment of any trustee for a Debtor under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects.

         21. The allocation of the Purchase Price, as set forth in section
3.9 of the Asset Purchase Agreement, shall be binding only upon the Debtors and the Buyer and shall not be binding upon any other party.

         22. The failure specifically to include any particular provisions of the Asset Purchase Agreement or any of the documents, agreements or instruments executed in connection therewith in this Sale Order shall not diminish or impair the efficacy of such provision, document, agreement or instrument, it being the intent of the Court that the Asset Purchase Agreement and each such document, agreement or instrument be authorized and approved in its entirety.

         23. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates and provided further that the Agent for the DIP Lenders (as defined below) agrees in writing to any such modification, amendment or supplement.

         24. The transfer of the Acquired Assets pursuant to the Asset Purchase Agreement is a transfer pursuant to 11 U.S.C. Section 1146(c) and, accordingly, shall not be taxed under any law imposing a stamp tax or a sale, transfer or any other similar tax.

         25. Pursuant to Bankruptcy Rules 6004(g) and 7062, this Sale Order shall not be stayed for 10 days after entry and shall be effective and enforceable immediately upon entry.

         26. Except to the extent necessary to establish the Escrow Account, the Debtors are hereby authorized and directed to distribute the Net Proceeds (as defined below) immediately upon the Debtors' receipt thereof as follows:
FIRST, to Bankers Trust Company ("BTCo") as Agent for the lenders (the "DIP Lenders") under the Debtor-in-Possession Credit Agreement dated as of January 18, 2000 and related documents (as such credit agreement and related documents have been amended from time to time, the "DIP Loan Documents") approved by order of this Court dated February 9, 2000 (the "DIP Order") to be applied in reduction of the Debtors' obligations to BTCo in its capacity as Agent for the DIP Lenders and to the DIP Lenders under the DIP Agreement and the DIP Order (the "DIP Obligations"); and SECOND, after the DIP Obligations are satisfied in full, to BTCo as Agent for the lenders (the Prepetition Lenders") under the July 8, 1996 Credit Agreement and related documents (as such Credit Agreement and related documents have been amended from time to time, the "Prepetition Loan Documents") to be applied in reduction of the Debtors' obligations to BTCo as Agent for the Prepetition Lenders (in such capacity, the "Prepetition Agent") and to the Prepetition Lenders under the DIP Order, other orders of this Court and the Prepetition Loan Documents (the "Prepetition Obligations").

         27. As used herein, "Net Proceeds" shall mean shall mean all proceeds (cash or non-cash) paid at any time pursuant to the Asset Purchase Agreement or this Order less (a) reasonable, usual, customary and necessary costs of closing the sale of the Assets and (b) amounts necessary to satisfy Permitted Encumbrances (as defined in the DIP Agreement) relating only to those assets that comprise Acquired Assets.

         28. As adequate protection for their interests as provided in the DIP Order, the Prepetition Agent and the Prepetition Lenders are hereby granted replacement liens in all of the Debtors' remaining property in an amount equal to Net Proceeds which are not turned over to the Prepetition Agent. The Texas Taxing Authorities are hereby granted replacement liens in all of the Debtors' remaining property on account of taxes related to the Acquired Assets, such replacement liens to be of the same priority, validity and extent as the Texas' Taxing Authorities' liens existing on the date of Closing.

         29. Notwithstanding anything contained herein to the contrary, the Debtors shall establish a separate interest-bearing escrow account (the "Escrow Account") with the DIP Agent in the amount of $1,000,000 from the proceeds of the sale of the Acquired Assets, and the liens of the DIP Lenders and the Prepetition Lenders and any liens of the Tax Collectors shall attach to such proceeds to the same extent, validity and priority as such liens existed on the Acquired Assets on the date of closing of the Sale (without the need for any further filings). The Debtors shall provide advance notice and opportunity to object to the DIP Lenders, the Prepetition Lenders and the Tax Collectors prior to making any distributions from the Escrow Account. The Court is making no determination whatsoever regarding the allowance or the extent, validity and priority of the claims and liens of the Tax Collectors. The parties shall use their best efforts to agree within 60 days after the Closing as to the extent, validity and priority of such claims and liens and, if agreement cannot be reached as to the claims and liens of any Tax Collector by such time, the Debtors shall promptly apply to this Court for resolution of such liens and claims. If agreement is reached in writing between the applicable Tax Collector, the DIP Agent, the Prepetition Agent and the Debtors, the Debtors may disburse funds from the Escrow Account in accordance with such agreement without further order of this Court.




                                                  -----------------------------
                                                  UNITED STATES DISTRICT JUDGE
Dated: September ___, 2000
       Wilmington, Delaware

                                    EXHIBIT H

                               FORM OF CURE NOTICE

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE                                      )
                                           )
AMERICAN PAD & PAPER COMPANY,              )        CHAPTER 11
WR ACQUISITION, INC.,                      )
AMERICAN PAD & PAPER COMPANY               )
  OF DELAWARE, INC.,                       )        CASE NOS. 00-00066 (RRM)
AP&P MANUFACTURING, INC.,                  )        THROUGH 00-00072 (RRM)
AMERICAN PAD & PAPER SALES                 )
  COMPANY, INC.,                           )
AP&P FINANCING COMPANY, INC., AND          )        JOINTLY ADMINISTERED UNDER
AMERICAN PAD AND PAPER                     )        CASE NO. 00-00066 (RRM)
  FOREIGN SALES CORPORATION,               )
                                           )
                           DEBTORS.        )


                       NOTICE OF ASSUMPTION AND ASSIGNMENT
                     OF EXECUTORY CONTRACTS AND CURE AMOUNTS

         PLEASE TAKE NOTICE that on August ___, 2000, American Pad & Paper Company and its affiliated debtors-in-possession in the above-captioned cases (the "Debtors") filed and served the Motion for Order Approving the Sale of the Assets Related to the Debtors' AMPAD and Forms Divisions Free and Clear of Liens, Claims, Interests, and Encumbrances Under Sections 105, 363 and 365 of the Bankruptcy Code, Subject to Higher and Better Bids (the "Sale Motion"). The Sale Motion has been scheduled for hearing before the United States District Court at 800 King Street, Wilmington, Delaware at __:00 _.m. on September 6, 2000 (the "Sale Hearing").

         PLEASE TAKE FURTHER NOTICE that pursuant to the Sale Motion, the Debtors shall assume and assign to Pad & Paper of America LLC or one or more of its affiliates (the "Buyer") any executory contract or unexpired lease between the Debtors and those persons or entities shown on the attached Schedule A, including but not limited to any current or unexpired purchase order, or any unexpired lease (the "Assumed Contracts"). The assumption and assignment of the Assumed Contracts shall be effective upon the closing of the sale pursuant to the Sale Motion. The Debtors' books and records indicate that the monetary defaults (the "Cure Amounts") with respect to the Assigned Agreements, if any, are as set forth on Schedule A.

         PLEASE TAKE FURTHER NOTICE that objections, if any, to either the assignment and assumption of the Assumed Contracts or the Cure Amounts must be in writing, filed with the Clerk of the United States Bankruptcy Court at 824 Market Street, 5th Floor, Wilmington, DE 19801, and served so as to be actually received the following parties no later than 4:00 p.m. (Eastern Standard Time) on August 23, 2000: (i) counsel for the Creditors' Committee, David S. Rosner, Esq., Kasowitz, Benson, Torres & Friedman, 1301 Avenue of the Americas, New York, NY 10019; (ii) counsel for the Buyer, Nicholas J. Kaiser, Esq., Mandel Resnik & Kaiser P.C., 220 East 42 Street, New York, New York 10017 and Laurie Selber Silverstein, Potter Anderson & Corroon LLP, 1313 North Market Street, 6th Floor, Wilmington, Delaware 19801; (iii) counsel for the Agent for the Debtors' prepetition and postpetition bank lenders, Richard Stern, Esq., Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, NY 10017; and (iv) undersigned counsel for the Debtors.

         PLEASE TAKE FURTHER NOTICE THAT if an objection is timely filed and served, the objection will be heard at the Sale Hearing. In the event no objection is timely filed and actually received, the assignment and assumption of the Assigned Agreements shall be effective as of the Closing of the sale under the Sale Motion (the "Effective Date"), and the Cure Amount set forth on Schedule A shall be controlling and shall be the cure amount required under 11 U.S.C. Section-365(b) notwithstanding anything to the contrary in any Assumed Contract, and the non-debtor party to the Assumed Contract shall be forever barred from asserting any other claim prior to the assignment against the Debtors, the Assets or the Buyer (or another winning bidder) as to the Assumed Contract. The Cure Amount will be paid by the Buyer (or other winning bidder) on or as soon as practicable after the Effective Date.

Dated: Wilmington, Delaware
       August ___, 2000


                                        RICHARDS, LAYTON & FINGER, P.A.



                                        -------------------------------
                                        Mark D. Collins (No. 2981)
                                        One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware  19899
                                        Telephone: (302) 658-6541
                                        Telecopy: (302) 658-6548

                                        - and -

                                        GIBSON, DUNN & CRUTCHER LLP
                                        Michael A. Rosenthal P.C.
                                        2100 McKinney Avenue, Suite 1100
                                        Dallas, Texas 75201
                                        Telephone: (214) 698-3100
                                        Telecopy: (214) 698-3400

                                        - and -

                                        GIBSON, DUNN & CRUTCHER LLP
                                        D.J. Baker
                                        M. Natasha Labovitz
                                        200 Park Avenue
                                        New York, New York 10166
                                        Telephone: (212) 351-4000
                                        Telecopy: (212) 351-4035

                                        CO-COUNSEL TO THE DEBTORS AND DEBTORS IN
                                        POSSESSION